As filed with the Securities and Exchange Commission on June 22, 2004

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



DELAWARE                          NS8  CORPORATION               13-4142621
(State or Other Jurisdiction of  (Name of Registrant          (I.R.S. Employer
 Incorporation or Organization)    in Our Charter)           Identification No.)



TWO  UNION  SQUARE  CENTER,                         PETER  HOGENDOORN
601  UNION  STREET,  SUITE  4200                    TWO UNION SQUARE CENTER,
SEATTLE,  WASHINGTON  98101                         601 UNION STREET, SUITE 4200
(604)  677-6994                       7371          SEATTLE,  WASHINGTON  98101
                                                    (604)  677-6994
 (Address and telephone number  (Primary Standard   (Name, address and telephone
of Principal Executive Offices      Industrial          number of agent for
and Principal Place of Business)  Classification             service)
                                   Code Number)


                                   Copies to:

ADAM  S.  GOTTBETTER, ESQ.                             ROBERT L. DAVIDSON, ESQ.
GOTTBETTER  &  PARTNERS, LLP                          GOTTBETTER & PARTNERS, LLP
488  MADISON  AVENUE                                   488  MADISON  AVENUE
NEW  YORK,  NEW YORK 10022                             NEW YORK, NEW YORK 10022
(212)  400-6900                                            (212)  400-6900

Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                                 CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                                            PROPOSED
                                                                                             MAXIMUM
                                                                        PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
TITLE OF EACH CLASS OF                           AMOUNT TO BE            OFFERING PRICE      OFFERING     REGISTRATION
SECURITIES TO BE REGISTERED                      REGISTERED               PER SHARE (1)      PRICE (1)       FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share . . .  33,746,226 shares (2)  $             1.07  $ 36,108,461  $    4,574.94
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL . . . . . . . . . . . . . . . . . . . . .  33,746,226 shares (2)  $             1.07  $ 36,108,461  $    4,574.94
===================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 18,691,589 will be issued under the Standby Equity Distribution Agreement, 8,680,556 will be issued under the Convertible Secured Debenture, 925,234 were issued as a one-time commitment fee under the Standby Equity Distribution Agreement, 9,346 were issued as a one-time placement agent fee under the Placement Agent Agreement and 5,439,501 will be issued upon the exercise of common stock purchase warrants under the Exclusive Advisory Agreement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                     Subject to completion, dated June 22, 2004

                                NS8 CORPORATION
                       33,746,226 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 31,075,285 shares of common stock of NS8 Corporation ("NS8Corp" or the "Company") by certain persons who are stockholders of NS8Corp, including Cornell Capital Partners, L.P. ("Cornell Capital Partners"). Please refer to "Selling Stockholders" beginning on page 13. NS8Corp is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. NS8Corp will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement ("Equity Distribution Agreement"), which was entered into on May 19, 2004 between NS8Corp and Cornell Capital Partners, and upon the exercise of common stock purchase warrants issued under the Exclusive Advisory Agreement (the "Advisory Agreement"), which was entered into on May 18, 2004 between NS8Corp and Maximum Ventures, Inc. ("MVI"). All costs associated with this registration will be borne by NS8Corp. NS8Corp has agreed to allow Cornell
Capital  Partners  to  retain  5%  of  the  proceeds  raised  under  the  Equity
Distribution  Agreement  that  is  more  fully  described  below.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On June 17, 2004, the last reported sale price of our common stock was $1.10. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "NSEO." These prices will fluctuate based on the demand for the shares of common stock.

The selling stockholders consist of Cornell Capital Partners, who intends to sell up to 27,372,145 shares of common stock, 18,691,589 of which are under the Equity Distribution Agreement, 8,680,556 of which are under the Convertible Secured Debenture (the "Secured Debenture") and 925,234 of which were received from NS8Corp as a one-time commitment fee under the Equity Distribution Agreement. In addition to Cornell Capital Partners, the other stockholders selling shares under this offering are Newbridge Securities Corporation ("Newbridge"), who intends to sell up to 9,346 shares and MVI, who intends to sell up to 5,439,501 shares. Upon issuance, the 18,691,589 shares under the Equity Distribution Agreement and the 8,680,556 shares under the Secured Debenture would equal 23.5% of NS8Corp's then outstanding common stock.

Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay NS8Corp 100% of the market price of its common stock, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Distribution Agreement. Cornell Capital Partners also received a one-time commitment fee in the form of 925,234 shares of common stock. The 5% retainage and the 925,234 shares of common stock are underwriting discounts payable to Cornell Capital Partners. In addition, NS8Corp entered into a Placement Agent Agreement with Newbridge, a registered broker-dealer. Pursuant to that agreement, NS8Corp paid Newbridge a one-time placement agent fee of 9,346 shares of common stock. NS8Corp also entered into the Advisory Agreement with MVI under which it issued to MVI warrants to purchase 5,439,501 shares of common stock at an exercise price of $2.00 per share with a term of five years.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

THESE  SECURITIES  ARE  SPECULATIVE  AND  INVOLVE  A  HIGH  DEGREE  OF  RISK.

PLEASE  REFER  TO  "RISK  FACTORS"  BEGINNING  ON  PAGE  6.

With the exception of Cornell Capital Partners, which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THE SELLING STOCKHOLDERS NOR WE MAY SELL THESE SECURITIES UNTIL THE
REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The  date  of  this  prospectus  is  June  ___,  2004.


                            TABLE OF CONTENTS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . .    1
THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
SUMMARY CONSOLIDATED FINANCIAL STATEMENTS. . . . . . . . . . . . .    4
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . .   11
SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . .   12
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . .   14
DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
EQUITY LINE OF CREDIT. . . . . . . . . . . . . . . . . . . . . . .   17
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . .   19
MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS . .   21
DESCRIPTION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . .   27
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
        AND FINANCIAL DISCLOSURE . . . . . . . . . . . . . . . . .   32
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
DESCRIPTION OF PROPERTY. . . . . . . . . . . . . . . . . . . . . .   42
LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . .   42
PRINCIPAL STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . .   43
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS   45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . .   46
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
        COMMON EQUITY AND OTHER STOCKHOLDER MATTERS. . . . . . . .   48
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . .   50
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
TRANSFER AGENT . . . . . . . . . . . . . . . . . . . . . . . . . .   51
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .   51
HOW TO GET MORE INFORMATION. . . . . . . . . . . . . . . . . . . .   51
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .  F-1

                               PROSPECTUS SUMMARY

INTRODUCTION

The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision regarding the Company.

NS8 Corporation ("NS8Corp" or the "Company") is a technology research company that has developed proprietary programming architecture for use as a foundation for software and solutions for various commercial applications. The architecture, which consists of the plan and design of the software components and systems, enables users to experience the use and feel of actual software through a normal high-speed internet connection without the need to download or install any software on a regular computer system.

NS8Corp's  principal  products  are:

NS8 (Nonresident Software) a unique server-based software architecture that allows media-rich content and data delivery with great efficiency and security.

SPI (Security Protocol Integration ) an embedded security format ensuring that intellectual property rights, licenses, permissions and assigned business rules reside within the content.

NS8Corp has launched two online management platforms. The first platform is an online business collaboration and management system, targeted at professionals and businesses in the entertainment industry. The system includes a suite of secured online services and applications designed to manage and coordinate project planning and execution, human resources, production supply chains, promotions and communications. The second platform is an online distribution and communication platform for the commercialization of digital content and intellectual property such as music, film, video and software.

NS8Corp has also developed several "content on demand" networks using its proprietary non-resident software technologies that can be accessed through PC or Apple computers via the Internet.

NS8Corp  is  a  development  stage  company  with no operating revenues to date.

GOING  CONCERN

NS8Corp's financial statements have been prepared on a "going concern" basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. NS8Corp's auditors have included an explanatory paragraph in their auditors' report, which references this matter. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate. Ultimately, NS8Corp must achieve profitable operations. The Company is planning to obtain additional capital from revenue generated from operations and through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon NS8Corp obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the accompanying Financial Statements will be materially affected.

ABOUT  US

Our principal executive offices are located at Two Union Square, 601 Union Street, Suite 4200, Seattle, Washington 98101. Our telephone number is (604) 677-6994.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are stockholders of NS8Corp. Cornell Capital Partners is a stockholder of NS8Corp who intends to sell up to 27,372,145 shares of common stock, 18,691,589 of which are under the Equity Distribution Agreement, 8,680,556 of which are under the Secured Debenture and 925,234 of which were received from NS8Corp as a one-time commitment fee under the Equity Distribution Agreement. The other selling stockholders are Newbridge Securities Corporation, who intends to sell up to 9,346 shares of common stock and MVI, who intends to sell up to 5,439,501 shares of common stock upon the exercise of common stock purchase warrants. The commitment amount of the Equity Distribution Agreement is $20,000,000. At an assumed price of $1.07 per share, NS8Corp will be able to receive the entire $20,000,000 in gross proceeds assuming the sale of the entire 18,691,589 shares being registered under this registration statement.

On May 19, 2004, NS8Corp entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, NS8Corp may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $20,000,000. The purchase price for the shares is equal to their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of the Company's common stock. Cornell Capital Partners is paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. On May 19, 2004, NS8Corp entered into a Placement Agent Agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the Placement Agent Agreement, NS8Corp paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on NS8Corp's stock price on May 19, 2004.

In addition, on May 19, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase an aggregate of $1,500,000 principal amount of the Secured Debenture from the Company. On May 19, 2004, Cornell Capital Partners purchased $750,000 principal amount of the Secured Debenture and is obligated to purchase an additional $750,000 principal amount of the Secured Debenture upon the filing by us of a registration statement relating to the shares of common stock resulting from a conversion of the Secured Debenture. The Secured Debenture accrues interest at a rate of 5% per year and matures three years from the issuance date. The Secured Debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or
(ii) 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon 3 business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed, with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

On May 18, 2004, NS8Corp entered into an Exclusive Advisory Agreement with MVI, pursuant to which MVI agreed to act as a business advisor to NS8Corp with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. Upon the execution of the agreement, NS8Corp issued to MVI warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of NS8Corp common stock then outstanding, on a fully diluted basis. The warrants have an exercise price of $2.00 per share and a term of five years from the date of issuance.

COMMON  STOCK  OFFERED               33,746,226  shares  by selling stockholders

OFFERING PRICE. . . . . . . . . . . .  Market price

COMMON STOCK OUTSTANDING BEFORE
 THE OFFERING . . . . . . . . . . . .  89,213,431 shares as of June 1, 2004 (1)

USE OF PROCEEDS . . . . . . . . . . .  We will not receive any proceeds of the shares offered by the  selling  stockholders.  Any proceeds we receive
                                       from the  sale  of  common   stock   under  the  Equity
                                       Distribution Agreement will be used for general working
                                       capital purposes. See "Use of Proceeds."

RISK FACTORS. . . . . . . . . . . . .  The securities offered hereby involve a high degree of risk and  immediate  substantial  dilution.  See "Risk
                                       Factors" and "Dilution."

OVER-THE-COUNTER
BULLETIN BOARD SYMBOL . . . . . . . .  NSEO

---------------
(1) Excludes Secured Debenture convertible into an estimated 8,680,556 shares of the Company's common stock, up to an estimated 18,691,589 shares of common stock to be issued under the Equity Distribution Agreement and up to 5,439,501 shares of the Company's common stock to be issued upon exercise of the common stock purchase warrants held by MVI.


                            SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                         FOR YEAR ENDED    FOR YEAR ENDED     FOR THE      FOR THE
STATEMENTS OF OPERATIONS                  DECEMBER 31       DECEMBER 31        THREE        THREE
                                              2003              2002           MONTHS       MONTHS
                                                                               ENDED        ENDED
                                                                              MARCH 31     MARCH 31
                                                                                2004         2003
                                                                            (unaudited)   (unaudited)
                                        ----------------  ----------------  ------------  -----------
OPERATING EXPENSES:
  Research and development . . . . . .  $     1,382,000   $        95,723   $   245,272   $ 121,570
  General and administrative expenses.        2,518,058           825,804     1,779,809     413,089

    LOSS FROM OPERATIONS . . . . . . .       (3,900,058)         (921,527)   (2,025,081)   (535,379)
    TOTAL OTHER INCOME (EXPENSE) . . .          (25,336)           28,496       (11,621)    (11,550)
    NET LOSS . . . . . . . . . . . . .  $    (3,925,394)  $      (893,031)  $(2,036,702)  $(546,929)
    LOSS PER SHARE . . . . . . . . . .           ($0.07)           ($0.02)       ($0.02)     ($0.01)


BALANCE SHEET DATA                                   MARCH 31, 2004
                                                      (unaudited)

Cash and cash equivalents. . . . . . . . . . . . .  $        75,335
Prepaid expenses  and other current assets . . . .           59,263

    Total current assets . . . . . . . . . . . . .          134,598

Property and Equipment  (net). . . . . . . . . . .          106,743

    TOTAL ASSETS . . . . . . . . . . . . . . . . .  $       241,351

Current liabilities:
  Accounts payable and accrued expenses. . . . . .  $       186,152
  Accrued payroll. . . . . . . . . . . . . . . . .        1,413,109
  Current portion of capital lease obligations . .           16,067
  Short-term loans . . . . . . . . . . . . . . . .          225,000
  Loans from officers/shareholders . . . . . . . .          351,061

    Total current liabilities. . . . . . . . . . .        2,191,389

CAPITAL LEASE OBLIGATIONS, net of current portion.            3,089

    Total liabilities. . . . . . . . . . . . . . .        2,194,478

Stockholders' deficit
  Preferred stock, $.0001 par value;
   50,000,000 shares authorized
   no shares issued and
   outstanding at March 31, 2004
  Common stock, $.0001 par value;
   300,000,000 shares authorized
   88,278,851 shares issued and
   outstanding at March 31, 2004 . . . . . . . . .            8,828
  Additional paid-in capital . . . . . . . . . . .       10,365,662
  Deferred Compensation - common stock . . . . . .       (4,783,333)
  Accumulated other comprehensive loss . . . . . .          (32,493)
  Deficit accumulated during the development stage       (7,511,791)

    Total stockholders' deficit. . . . . . . . . .       (1,953,127)

    TOTAL LIABILITIES. . . . . . . . . . . . . . .  $       241,351
     AND STOCKHOLDERS' DEFICIT

                                  RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS  RELATED  TO  OUR  BUSINESS

NS8 CORP HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MAY CAUSE US TO CURTAIL OPERATIONS

We are a development stage company and have had no profits and insignificant revenues since commencement of operations in March, 2000. For the year ended December 31, 2003, we lost $3,925,394. Our accumulated deficit was $5,475,089 as at December 31, 2003. Future losses are likely to occur, as we are dependent on spending money to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted.

NS8CORP  MAY  NEED  TO  RAISE  ADDITIONAL  CAPITAL  OR  DEBT  FUNDING TO SUSTAIN
OPERATIONS

Unless NS8Corp can become profitable with the existing sources of funds we have available and our operations, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM DECEMBER 31, 2003, AND DECEMBER 31, 2002, FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a history of operating losses that are likely to continue in the future. Our auditors have included an explanatory paragraph in their Independent Auditor's Report included in our audited financial statements for the year ended December 31, 2003 and 2002 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. We expect to be able to continue operations for twelve months with the cash currently on hand, anticipated from our operations and from the Securities Purchase Agreement and the Standby Equity Distribution Agreement entered into by the Company and Cornell Capital Partners, which were signed on May 19, 2004.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2003, WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES AND, THEREFORE, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK

As of December 31, 2003, the date of our most recent audited financial statements, we had a working capital deficit of $952,644, which means that our current liabilities as of that date exceeded our current assets by $952,644. As of March 31, 2004, our working capital deficit was $2,056,791. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets were not sufficient to satisfy all of our current liabilities on December 31, 2003 and March 31, 2004. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise capital or debt to fund the deficit or curtail future plans.

OUR OBLIGATIONS UNDER THE SECURED CONVERTIBLE DEBENTURES ARE SECURED BY ALL OF OUR ASSETS

Our obligations under the Secured Debentures issued to Cornell Capital Partners are secured by all of our assets. As a result, if we default under the terms of the secured debentures, Cornell Capital Partners could foreclose its security interest and liquidate all of the assets of the Company. This would cause us to cease operations.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR SHAREHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK

Prior to the date of this prospectus, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that NS8Corp will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of the Company's common stock.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

      Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. This classification may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stocks:

-     With  a  price  of  less  than  $5.00  per  share;

-     That  are  not  traded  on  a  "recognized"  national  exchange;

- Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

- In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL, WHICH COULD BE DETRIMENTAL TO OUR OPERATIONS

Our success largely depends on the effort and abilities of key executive officers. The loss of the services of any of our key executive officers could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on any of our key executive officers. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace these employees and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract a sufficient number and quality of staff.

SEVERANCE PAYMENTS ARE DUE TO TOP EXECUTIVE OFFICERS IF ANY OF THEM ARE TERMINATED WITHOUT CAUSE.

The top five NS8Corp executive officers have severance payment clauses in their employment agreements that total in the aggregate $1,995,000 for all five executive officers. These severance payments range from $330,000 to $450,000 per executive officer. These severance payments would be due if these executive officers were terminated without cause. These executive officers' employment agreements do not have termination dates. Payment of these severance payments would have a material negative effect on NS8Corp's ability to operate and may make it difficult to remove these executive officers without cause.

OUR  NEW  PRODUCTS,  SERVICES  AND  TECHNOLOGIES  MAY  NEVER  BE  PROFITABLE.

We have made significant investments in research, development and marketing for new products, services and technologies. Revenue from new product and service investments may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS MAY USE OUR TECHNOLOGY AND TRADEMARKS, WHICH WOULD WEAKEN OUR COMPETITIVE
POSITION  AND  MAY  RESULT  IN  THE  FAILURE  OF  OUR  BUSINESS.

Our success depends upon our proprietary technology. We rely on a combination of patent pending, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. To date we have filed two US patent applications and one Patent Cooperation Treaty (PCT) application with the United States Patent and Trademark Office, and one trademark application with the Canadian Trademark Office, none of which have been granted or rejected. It is possible that other companies could successfully challenge the validity or scope of our patents and that our patents may not be granted or provide a competitive advantage to us. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners and into license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, third parties could copy or develop similar technology independently. The protection of our proprietary rights may not be adequate and our competitors could independently develop similar technology, duplicate our products, or design around patents and other intellectual property rights that we hold.

WE  NEED  TO  ESTABLISH  AND  MAINTAIN  STRATEGIC  AND  LICENSING RELATIONSHIPS.

NS8Corp's success will depend in part upon its ability to establish and maintain licensing relationships with companies in related business fields, including but not limited to communications companies, owners of digital media content, DVD authoring facilities and replicators, consumer electronics hardware manufacturers, and CD-ROM mastering facilities and replicators. NS8Corp believes that these relationships are needed to allow NS8Corp access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by such other companies are not within NS8Corp's control. There can be no assurance that NS8Corp will be able to maintain its existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that NS8Corp's reliance on others will not result in unforeseen problems. There can be no assurance that NS8Corp's potential licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with NS8Corp's competitors. The failure of any of NS8Corp's current or future collaboration efforts would have a material adverse effect on NS8Corp's ability to introduce new products or applications and therefore would have a material adverse effect on NS8Corp's business, financial condition and results of operations.

WE  FACE  INTENSE  COMPETITION  FROM  BETTER  FUNDED  COMPANIES.

We face intense competition from better funded companies in the fields of Internet software services, digital security and asset management, and media distribution. NS8Corp expects that competition will continue to intensify. Our competitors may develop products or services that are superior or have greater market acceptance than that of NS8Corp. If we are unable to compete successfully against our competitors our business and financial condition will be adversely affected.

A  BREACH  OF  CUSTOMER  CONFIDENTIAL  INFORMATION  COULD  DAMAGE  OUR BUSINESS.

Any breach of security relating to confidential information of customers could result in legal liability for NS8Corp and a reduction in customer's use or total cancellation of their participation could materially harm its business. It is anticipated that we will receive highly confidential information from customers that will be stored in our internal or third party computer systems. NS8Corp anticipates that it will possess sensitive customer information or data for storage as part of our services, which could be valuable to competitors or other similar companies if misappropriated or accessed. NS8Corp enters into comprehensive customer services and confidentiality agreements with all expected customers. NS8Corp's security procedures and protocols to protect the customer against the risk of inadvertent disclosure or intentional breach of security might fail, thereby exposing customers to the risk of disclosure of their confidential information.

NEW  GOVERNMENT  REGULATIONS  MAY  HAVE  AN  IMPACT  ON  OUR  BUSINESS  .

The laws and regulations that govern the business of NS8Corp with respect to e-commerce and online content and data distribution are rapidly changing. The United States government and the governments of other states and foreign countries have attempted to regulate activities on the Internet. Evolving areas of law that are relevant to the business of NS8Corp include privacy laws, proposed encryption laws, content regulation and potential sales and tax laws. Due to this rapidly evolving and uncertain regulatory environment, NS8Corp cannot predict how such proposed or contemplated laws and regulations might affect its business. In addition, these uncertainties will make it difficult to ensure compliance with the laws and regulations governing the Internet. These laws and regulations could harm the overall growth of NS8Corp by subjecting its business to liability or forcing its business to change its method of conducting and distributing its primary online services and product technologies.


RISKS  RELATED  TO  THIS  OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 89,213,431 shares of common stock outstanding as of June 1, 2004, 15,250,000 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 73,963,431 shares of common stock, which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued, or will issue, the Secured Debenture convertible into an estimated 8,680,556 shares of common stock.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY DISTRIBUTION AGREEMENT

The sale of shares pursuant to the Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, if the offering occurred on June 1, 2004 at an assumed offering price of $1.07 per share, the new stockholders would experience an immediate dilution in the net tangible book value of $0.91 per share. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK UNDER THE EQUITY DISTRIBUTION AGREEMENT

The common stock to be issued under the Equity Distribution Agreement will be issued at the lowest volume weighted average price during the five trading days following the date notice is given by the Company that it desires an advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

The selling stockholders intend to sell in the public market up to 33,746,226 shares of common stock being registered in this offering. That means that up to 33,746,226 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of NS8Corp and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

THE SALE OF OUR STOCK UNDER OUR EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

In many circumstances, the provision of an equity line of credit for companies that are traded on the Over-the-Counter Bulletin Board ("OTCBB") has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if NS8Corp has not performed in such a manner to show that the equity funds raised will be used to grow NS8Corp. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, NS8Corp may request numerous draw downs pursuant to the terms of the equity line. Even if NS8Corp uses the equity line to grow its revenues and profits or invest in assets which are materially beneficial to NS8Corp. the opportunity exists for short sellers and others to contribute to the future decline of NS8Corp's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline, which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market the stock the price will decline.

It is not possible to predict the circumstances in which short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to NS8Corp.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTCBB. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

The   following   table   presents   information  regarding  the  selling
stockholders. The selling shareholders are the entities who have assisted in or provided financing to NS8Corp. A description of each selling shareholder's relationship to NS8Corp and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

                                                                 Percentage of
                                                Shares to be      Outstanding
                                Percentage of     Acquired       Shares to be
                                 Outstanding      under the        Acquired
                                    Shares         Equity      under the Equity                  Percentage
                    Shares       Beneficially   Distribution     Distribution                     of Shares
                 Beneficially       Owned         Agreement        Agreement      Shares to be  Beneficially
Selling          Owned Before       Before       and Secured      and Secured     Sold in the    Owned After
Stockholder        Offering      Offering(1)      Debenture        Debenture        Offering     Offering(1)

Shares  Acquired  in  Financing  Transactions  with  NS8Corp

Cornell Capital
Partners, L.P..     925,234(2)           1.04%  27,372,145(3)              23.5%    27,372,145             0%

  Others

Newbridge
Securities
Company . . . .      9,346 (4)              *             --                 --          9,346             0%

Maximum . . . .   5,439,501(5)           5.75%            --                 --      5,439,501             0%
Ventures,
Inc.

Total . . . . .     6,374,081            6.73%    27,372,145               23.5%    33,746,226             0%

(1)   Applicable percentage of ownership is based on 89,213,431 shares of common
stock  outstanding  as  of  June  1,  2004,   together  with  securities
exercisable or convertible into shares of common stock within 60 days of June 1, 2004, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for illustration purposes only.

(2) Includes 925,234 shares received by Cornell Capital Partners as a one time commitment fee under the Equity Distribution Agreement.

(3) Includes 18,691,589 shares to be acquired by Cornell Capital Partners under the Equity Distribution Agreement assuming a price of $1.07 per share and 8,680,556 shares as a good faith estimate of the number of shares needed as a result of conversion of a total of $1,500,000 of the Secured Debenture.

(4) Includes 9,346 shares received by Newbridge Securities Company as a one-time fee under the Placing Agent Agreement.

(5) Includes 5,439,501 shares to be issued to Maximum Ventures, Inc. upon the exercise of common stock purchase warrants exercisable at $2.00 per share.

The  following   information   contains  a  description  of  each  selling
shareholder's relationship to NS8Corp and how each selling shareholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with NS8Corp, except as follows:

SHARES  ACQUIRED  IN  FINANCING  TRANSACTIONS  WITH  NS8CORP

CORNELL CAPITAL PARTNERS, L.P.: Cornell Capital Partners, L.P. is the investor under the Equity Distribution Agreement and a holder of the Secured Debenture. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with NS8Corp. Those transactions are explained below:

- EQUITY DISTRIBUTION AGREEMENT. On May 19, 2004, NS8Corp entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, NS8Corp may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $20,000,000. The purchase price for the shares is equal to 100% of the market price, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum amount of $750,000, with no advance occurring within seven trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 925,234 shares of the Company's common stock. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. NS8Corp entered into a placement agent agreement with Newbridge Securities Corporation, a registered broker-dealer. Pursuant to the placement agent agreement, NS8 Corp. paid a
one-time  placement  agent  fee  of  9,346   restricted   shares  of  common
stock equal to approximately $10,000 based on NS8Corp's stock price on May 19, 2004.

- SECURED DEBENTURE. On May 19, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners. Under the
Securities Purchase Agreement, Cornell Capital Partners is obligated to purchase an aggregate of $1,500,000 principal amount of the Secured Debenture from the Company. On May 19, 2004, Cornell Capital Partners purchased $750,000 principal amount of the Secured Debenture and is obligated to purchase an additional $750,000 principal amount of the Secured Debenture upon the filing of a registration statement relating to the shares of common stock resulting from a conversion of the Secured Debenture. The Secured Debenture accrues interest at a rate of 5% per year and matures three years from the issuance date. The Secured Debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock the five trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon 3 business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants to acquire 50,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. None of the debentures have been converted to date.

      There are certain risks related to sales by Cornell Capital Partners, including:

- The outstanding shares could be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

- To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

- The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could encourage short sales by Cornell Capital Partners or others. This could place further downward pressure on the price of the common stock.

Other Selling Shareholders: Newbridge Securities Corporation purchased its shares of the Company's common stock in a private securities transaction with the Company.

On May 18, 2004, NS8Corp entered into an Exclusive Advisory Agreement with Maximum Ventures, Inc. ("MVI"), pursuant to which MVI agreed to act as a business advisor to NS8Corp with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. NS8Corp agreed to compensate MVI for such services as follows: (a)
(i) 10% of the gross proceeds of any equity financing plus (ii) warrants to purchase an amount equal to 10% of the shares issued or to be issued upon conversion of any convertible security, (b) (i) 10% of the gross proceeds of any merger consideration received by NS8Corp plus (ii) warrants to purchase an amount equal to 10% of the shares issued or to be issued in the merger, (c) (i) 10% of the consideration received by NS8Corp in any convertible preferred or debt financing, (ii) 6% of the amount of any debt not convertible into equity,
(iii) 3% of any revolving credit line, (iv) 2% of any credit enhancement instrument and (iv) 10% of any revenue producing contract, fee-sharing or similar agreement. The obligation to compensate MVI survives for a period of three years from the date of execution of the agreement. Upon the execution of the agreement, NS8Corp issued to MVI warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of NS8Corp common stock then outstanding, on a fully diluted basis. The warrants have an exercise price of $2.00 per share and a term of five years from the date of issuance. The common stock underlying these warrants is being registered as part of this offering. Although MVI introduced Cornell Capital Partners to NS8Corp in connection with the Equity Distribution Agreement and Secured Debenture, MVI will not receive any cash or equity fees from NS8Corp in connection with the NS8Corp financing provided by Cornell Capital Partners.

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding NS8Corp so as to make an informed investment decision. More specifically,
NS8Corp had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise
had  the  requisite   sophistication   to  make  an   investment  in  the
Company's  securities.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement. The purchase price of the shares purchased under the Equity Distribution Agreement will be equal to 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the date notice is given by the Company that it desires an advance. NS8Corp. will pay Cornell Capital 5% of each advance as an additional fee.

Pursuant to the Equity Distribution Agreement, NS8Corp cannot draw more than $750,000 every seven trading days or more than $20,000,000 over 24 months.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners under the Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS  PROCEEDS                      $5,000,000  $10,000,000  $20,000,000

NET  PROCEEDS                        $4,665,000  $9,415,000   $18,915,000


NO.  OF  SHARES  ISSUED  UNDER  THE
EQUITY  DISTRIBUTION  AGREEMENT
AT  AN  ASSUMED  PRICE  OF  $1.07    4,672,897    9,345,794    18,691,589

USE  OF  PROCEEDS:                    AMOUNT      AMOUNT         AMOUNT
-----------------------------------  ----------  -----------  -----------

Business  Development                $1,000,000  $2,000,000   $4,000,000

Infrastrusture  and  Improvements    $1,000,000  $2,000,000   $4,000,000

Operating  Capital                   $2,665,000  $5,415,000   $10,915,000

TOTAL                                $4,665,000  $9,415,000   $18,915,000

                                    DILUTION

The net tangible book value of NS8Corp as of March 31, 2004 was a deficit of $(1,953,127) or $(0.0221) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of NS8Corp (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to NS8Corp, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $1.07 per share, which is in the range of the recent share price.

If we assume that NS8Corp had issued 18,691,589 shares of common stock under the Equity Distribution Agreement at an assumed offering price of $1.07 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $1,000,000 and offering expenses of $85,000, our net tangible book value as of March 31, 2004 would have been $16,961,873 or $0.1586 per share. Note that at an offering price of $1.07 per share, NS8Corp would receive gross proceeds of $20,000,000, or the entire amount available under the Equity Distribution Agreement. At an assumed offering price of $1.07, Cornell Capital Partners would receive a discount of $1,000,000 on the purchase of 18,691,589 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1807 per share and an immediate dilution to new stockholders of $0.9114 per share. The following table illustrates the per share dilution:

Assumed  public  offering  price  per  share                           $ 1.07
Net  tangible  book  value  per  share  before  this offering          $(0.0221)
Increase  attributable  to  new  investors                             $ 0.1807
Net  tangible  book  value  per  share  after  this  offering          $ 0.1586
Dilution  per  share  to  new  stockholders                            $ 0.9114

                              EQUITY LINE OF CREDIT

SUMMARY

On May 19, 2004, we entered into an Equity Distribution Agreement with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $20,000,000. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date notice is given by the Company that it desires an advance. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, as our Placement Agent in connection with the Equity Distribution Agreement. For its services, Newbridge Securities Corporation had previously received 9,346 shares of our common stock, equal to approximately $10,000 based on NS8Corp's stock price on May 19, 2004 when the shares were issued. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the equity line.

EQUITY  LINE  OF  CREDIT  EXPLAINED

Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on the Company for any of the draws other than that the Company has filed its periodic and other reports with the SEC, has delivered the stock for an advance, and the trading of the Company's common stock has not been suspended. We may request advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request advances until Cornell Capital
Partners has advanced $20,000,000 or 24 months after the effective date of the this registration statement, whichever occurs first.

The amount of each advance is subject to a maximum amount of $750,000, and we may not submit an advance within seven trading days of a prior advance. The amount available under the Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Based on a recent stock price of $ 1.07 Cornell Capital Partners' beneficial ownership of NS8Corp common stock is 22.7%. We would be permitted to make draws on the Equity Distribution Agreement only so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9%. and, therefore, a possibility exists that Cornell
Capital Partners may own more than 9.9% of NS8Corp.'s outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement.

We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in this offering at a recent price of $1.07 per share, we would issue 18,691,589 shares of common stock to Cornell Capital Partners for gross proceeds of $20,000,000. These shares would represent 23.5% of our outstanding common stock upon issuance. We are registering 18,691,589 shares of common stock for the sale under the Equity Distribution Agreement. Assuming an offering price of $1.07 per share, we will be able to fully utilize the $20,000,000 available under the Equity
Distribution Agreement. If the average price for which we sold shares under the Equity Distribution Agreement is lower than the $1.07 per share, we will need to register additional shares of common stock to fully utilize the shares under the Equity Distribution Agreement.

There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Distribution Agreement at a recent price of $1.07 per share, and 25% and 50% discounts to the recent price, assuming we fully utilize the $20,000,000 available under the Equity Distribution Agreement.

     Discount  to  price:               None          25%          50%
     Purchase  Price:                   $1.07       $0.8025       $0.535
     No.  of  Shares  (1):           18,691,589   24,922,118    37,383,178
     Total  Outstanding  (2):       107,905,020  114,135,549   126,596,609
     Percent  Outstanding  (3):         17.3%        21.8%        29.5%


(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. under the Equity Distribution Agreement at the prices set forth in the table, assuming sufficient authorized shares are available.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P. under the Equity Distribution Agreement, not including shares issued under the Secured Debenture.

(3) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding.

Proceeds received under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from NS8Corp under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement other than due to acts by Cornell Capital Partners or if NS8Corp fails materially to comply with certain terms of the Equity Distribution Agreement.

All fees and expenses under the Equity Distribution Agreement will be borne by NS8Corp. We expect to incur expenses of approximately $85,000 in connection with this offering, consisting primarily of professional fees. In connection with the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 925,234 shares of common stock on May 19, 2004. In addition, we issued 9,346 shares of common stock to Newbridge Securities Corporation, an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve cross or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement. Cornell Capital Partners will pay us 100% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the date notice is given by the Company that it desires an advance. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Distribution Agreement, and received a one-time commitment fee in the form of 925,234 shares of common stock on May 19, 2004. The 5% retainage and the 925,234 shares of common stock are underwriting discounts. In addition, we engaged Newbridge
Securities   Corporation,   an   unaffiliated   registered  broker-dealer,  to
act  as  our  Placement  Agent  in  connection  with  the  Equity  Distribution
Agreement.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, NS8Corp expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $4,212,85, printing expenses of $2,500 accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $13,287.15. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION-FORWARD  LOOKING  STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), NS8Corp, is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions of future events or performance are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on NS8Corp.'s expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in documents filed by NS8Corp with the SEC. Many of these factors are beyond NS8Corp.'s control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this prospectus will, in fact, occur.

Any forward-looking statement speaks only as of the date on which such statement is made, and NS8Corp undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

GOING  CONCERN

NS8Corps's financial statements have been prepared on a "going concern" basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. NS8Corp's auditors have included an explanatory paragraph in their auditors' report, which references this matter. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate. Ultimately, NS8Corp must achieve profitable operations. The Company is planning to obtain additional capital from revenue generated from operations and through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon NS8Corp's obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the accompanying Financial Statements will be materially affected.

PLAN  OF  OPERATIONS

NS8CORP is a technology research and development company that has developed, and continues to develop, proprietary programming architecture (the "architecture") as a technical foundation for software, technology solutions and development processes, for various commercial applications.

NS8CORP views its products as highly adaptable for personal consumer or sophisticated commercial networks applications. Company's patent pending technologies and solutions addresses three growing problems: (1) the protection of digital information (content) as it is delivered through the Internet; (2) the revenue and value retention of the digital information to its owner; and (3) the simplicity of accessing the digital information by the average consumer without significant technological experience. NS8Corp addresses these problems through two proprietary technology solutions:

a) NS8TM (Nonresident Software), a patent-pending unique server-based software architecture that allows media-rich content and data delivery with significantly greater efficiency and security, and without the need of excessive broadband, resident memory consumption or hardware limitations.

b) SPITM (Security Protocol IntegrationTM), an embedded security format that ensures that intellectual property rights, licenses, permissions and assigned business rules reside within the digital content on a generational basis.

The combination of these technologies constitutes a patent pending services distribution architecture for the Internet that is comprised of modular software engines that fortify security, speed, payment, compression, collaboration and quality. These engines can be applied as stand-alone solutions or combined to produce service portals for specific industry verticals. During the past two years, NS8Corp implemented these technologies in the development of two state of the art IP Service Channels, Kaozz EntertainmentTM (www.kaozz.net) and Reelindie
                                                    -------------
Global  NetworkTM  (www.reelindie.net), both representing the original offerings
                    -----------------
of NS8Corp for the entertainment and music business verticals, and the main focus of our previous market efforts.

Just as our architecture has strengthened through experience, transformation and specialization, so has our Business Plan. As part of our efforts to optimize the commercialization of our technologies and maximize the return value of our shareholders' investment, during the first quarter of 2004 we migrated from our previous business model of direct consumer subscription-based music distribution, to a more extensive market by integrating our latest developments towards digital content distribution within the video on-demand arena, creating a new cohesive and strong solution that combines the strengths of our individual products and technologies.

Subject to the ongoing financing activities of our Company, our new business plan is to pursue the following Plan of Operations:
o Continue our research and development activities. We will purchase additional equipment to expand our research laboratories and the deployment of our distribution servers.
o Seek to enter into a series of value added partnerships, joint ventures and alliances that will enable our technologies to deploy IP-based content networks for an on-demand custom programming to consumers through major cable operators and telecommunication companies.
o Pursue multi-year licensing agreements for our SPI (Security Protocol Integration) secured content delivery system with digital content and satellite broadcast companies that provide mainstream programming to cable companies.
o Emphasize the marketing of our on demand solutions to existing cable operators and telecommunication companies.

Our  identified  principal  business  advantages  are:
o NS8 technologies can easily be customized and deployed to streaming server systems at relatively lower costs than most installed software applications that facilitate content on demand.
o NS8-SPI technologies are flexible and can easily adapt to any existing hardware infrastructure (i.e. cable head-end, digital telephony central office DSLAM, and satellite uplink/downlink) for easy programming distribution. The NS8-SPI security system provides instant revenue retention and dynamic business rules to new and existing digital assets distributed over Internet-based systems.
o NS8 digital distribution networks (DDN), which are capable of cost efficiently managing content aggregation and on-the-fly digitization, are able to create new service paradigms with respect to on-demand viewing and custom consumer programming, and provide new revenue opportunities to any participating DDN broadcast partner.

NS8Corp is currently completing a series of commercial alliances to enable its NS8-Digital Distribution Networks to commercially deploy with maximum return expectation and cost efficiency.

In May 2004, we entered into a Strategic Alliance Agreement with BU-Solutions, LLC, doing business as Broadband Utility Solutions ("BUS"), under which BUS will utilize its influence in the technology, telecommunications, cable and entertainment industries to introduce business contacts and to encourage companies to do business with NS8Corp. BUS will try to procure licensing agreements for NS8Corp, source its program content and secure subscribers for NS8Corp's business. Depending on the type of business procured, BUS will receive between 2.5% and 7.5% of the gross revenues received by NS8Corp as a result of BUS's efforts. The term of the alliance is five years with a renewal term for another five years.

We anticipate completing alliance terms with other participating parties during the remaining portion of 2004.


Our actual expenditures and business plan may differ from this stated Plan of Operations. NS8Corp continues to be in a development stage and has not realized significant revenues to date. For this reason, we expect to continue to operate at a loss for the foreseeable future. There can be no assurance that the funds we receive through equity and debt financings and our revenues will be sufficient to meet our cash expenses. We will incur additional operating expenses as we continue to grow and expand our business. We will continue to have operating expenses in connection with the continued up-grade of our architecture and related research and development expenses. We base our expectations in part on the following:
o Deployment of our services will lead to increased operating expenses and require additional capital expenditures on new computer equipment, software and technology.
o Our operating expenses will continue to increase as we expand the technical capabilities of our technology and services.
o Our operating expenses will increase as we market our services to potential customers and complete content on demand services for our customers.

         In the event the above expectations are not fulfilled, our Plan of Operation may not be realized and we may need to make revisions to our Plans.

RESULTS  OF  OPERATIONS

     Years  ended  December  31,  2003  and  2002

Research and development expenses for the year ended December 31, 2003, increased to $1,382,000 from $95,723 during the year ended December 31, 2002. This increase can be attributed to purchases of equipment and hiring additional staff for research and development activities. In 2003, the Company employed an average of 16 employees for research and development, compared to three employees in 2002. The Company hired additional staff to facilitate the continuing development of our core technologies along with the launch of two product platforms in 2003: Reelindie Global Network and Kaozz Entertainment Network. The total research and development expense incurred during the 2003 fiscal year represents approximately 36% of the Company's total operating expenditures. The majority of these funds were utilized for the compensation of research and development personnel and $116,261 of this amount was spent on equipment relating to research and development activities.

General and administrative expenses for the year ended December 31, 2003, increased to $2,518,058 from $825,804 during the year ended December 31, 2002. The increase resulted from hiring additional staff in each of the following areas: Executives, Operations, Customer Service, Sales and Marketing. In 2003, the Company employed an average of 14 employees for general and administrative activities, compared to four employees in 2002. Several of the staff hired in 2003 are officers or hold senior positions within the organization; therefore, they are compensated at a higher level than the average employee. As the overall staffing levels grew, the Company had to expand its offices to accommodate the additional employees. In 2002, the Company's offices occupied approximately 624 square feet, compared to 6,405 square feet in 2003. The general operating expenses for the Company's operations also increased as a result of the expansion. During the year, the Company began to market Reelindie Global Network and Kaozz Entertainment Network, resulting in significant expenses for advertising and promotional activities. Travel expenditures for Company executives increased during 2003 as additional financing was sought after to sustain the Company's operations. The fees paid in 2003 for legal expenses were higher than the prior year due to work relating to patent and trademark filings, in addition to financings. The accounting expenses incurred in 2003 were higher than the previous year due to audit and public reporting obligations.

The Company generated other income of $27,594 and $35,165 during the years ended December 31, 2003 and 2002. The income generated in each of the aforementioned years does not pertain to the research and development activities of the Company. Other income earned in 2002 was for consulting services rendered by one of the directors and other income generated in 2003 was for a special website development project.

Interest expense for the year ended December 31, 2003 increased to $52,930 from $6,669 during the year ended December 31, 2002. The increase primarily relates to interest incurred on convertible debentures which were issued during 2003 and subsequently repaid during 2003.

As a result of the foregoing, the Company incurred a net loss of $3,925,394 or $0.07 per share, during the year ended December 31, 2003, as compared to a net loss of $893,031, or $0.02 per share, during the year ended December 31, 2002. The Company incurred a loss from operations of $3,900,058 during the year ended December 31, 2003, as compared to a loss from operations of $921,527 during the year ended December 31, 2002.

The Company has financed its research and development activities to date with proceeds from the sale of its common stock, the issuance of convertible debentures, and loans from its officers and principal shareholders. The following table sets forth the amount of funds we received from these sources for the periods indicated:

                         Year ended December 31, 2003   Year ended December 31, 2002
                         -----------------------------  -----------------------------

Sale of common stock. .  $                   2,445,000  $                           0
-----------------------  -----------------------------  -----------------------------
Issuance of convertible
debentures. . . . . . .  $                     600,000  $                           0
-----------------------  -----------------------------  -----------------------------
Loans from officers and
principal shareholders.  $                     400,000                        363,775
-----------------------  -----------------------------  -----------------------------
Short term loans. . . .  $                     225,000  $                           0
-----------------------  -----------------------------  -----------------------------

     Three  months  ended  March  31,  2004  and  2003

Research and development expenses were $245,272 and $121,570 respectively, during the three-month periods ending March 31, 2004 (the "2004 Period") and March 31, 2003 (the "2003 Period"). This increase primarily relates to hiring additional staff for research and development activities. In the first quarter of 2003, the Company employed an average of seven employees for research and development, compared to 19 employees in the first quarter of 2004. The Company hired additional staff to facilitate the continuing development of our core technologies, along with developing new applications to demonstrate the company's intellectual property. The total research and development expense incurred during the 2004 Period represents approximately 12% of the Company's total operating expenditures. The majority of these funds were utilized for the compensation of research and development personnel.

General and administrative expenses for the 2004 Period increased to $1,779,809 from $413,809 during the 2003 Period. The increase resulted from hiring additional staff in each of the following areas: Executives, Operations, Customer Service, Sales and Marketing. In the first quarter of 2004, the Company employed an average of 16 employees for general and administrative activities, compared to seven employees in the first quarter of 2003. With the increased number of staff, the Company had to expand its office space to accommodate the additional employees. In the first quarter of 2003, the Company's offices occupied approximately 4,425 square feet, compared to 6,405 square feet in the first quarter of 2004. The general operating expenses for the Company's operations also increased as a result of the expansion. In the first quarter of 2004, a public relations firm, marketing company, and various consultants were utilized for the purposes of developing marketing strategies, along with operations and business strategies. As a result, the advertising, promotion and consulting expenditures for the 2004 Period were higher than the 2003 Period. Travel expenditures for Company executives increased during the first quarter of 2004. Increased travel resulted from meetings regarding bridge financing, in addition to marketing meetings and attendance to technology conferences. The fees paid in the 2004 Period for legal expenses were significantly higher than in the 2003 Period. The increase in legal fees is attributed to work relating to US patent applications, trademarks, employee stock option agreements and other employment matters. Accounting expenses incurred in the 2004 Period were higher than in the 2003 Period due to audit fees and public reporting obligations.

Interest expense for 2004 Period increased to $11,460 from $10,916 during the 2003 Period. The Company converted or repaid convertible debentures in October and December 2003; however, additional debt financing was obtained in the 2004 Period resulting in minimal changes to the total interest expense incurred. This was offset by the accretion of the debt discount recorded on the note payable to shareholder/officer entered into during the quarter.

As a result of the foregoing, NS8Corp incurred a net loss of $2,036,702 or $0.02 per share, during the 2004 Period, as compared to a net loss of $546,929, or $0.01 per share, during the 2003 Period. The Company incurred a loss from operations of $2,025,081 during the 2004 Period, as compared to a loss from operations of $535,379 during the 2003 Period.

LIQUIDITY  AND  CAPITAL  RESOURCES

 The Company has financed its research and development activities to date with proceeds from the sale of its common stock, the issuance of convertible debentures, and loans from its officers and shareholders.

The Company has suffered recurring losses from operations and has an accumulated deficit of $7,511,791 at March 31, 2004. Primarily as a result of our recurring losses and our lack of liquidity, the Company has received a report from our independent auditors that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern.

During  2004,  the  Company  engaged  in  the  following  financing  activities:

During March 2004, the Company received a loan from Turbo International, Inc. in the amount of $250,000. The loan is due on March 11, 2005 and bears interest at the rate of 10% per annum. Upon repayment of the loan to Turbo, the Company will issue to Turbo warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance.

During April 2004, the Company received a loan from 4Com Corporation in the amount of $150,000. The loan is due on July 25, 2004 and bears interest at the rate of 8.5% per annum. Upon the date of the loan with 4Com, the Company issued to 4Com warrants to purchase 75,000 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance.

During May 2004, the Company received a loan from Turbo International, Inc. in the amount of $150,000. The loan is due on due May 12, 2005 and bears interest at a rate of 10% per annum.

During May 2004, the Company received a loan from Martin Calvert, a director, for $95,000. The loan is on due May 13, 2005 and bears interest at a rate of 8% per annum. Upon repayment of the loan to Martin Calvert, the Company will issue to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. On June 1, 2004, the loan plus accrued interest was fully paid to Martin Calvert and the warrants were issued.

During May 2004, the Company received $750,000 through the sale of the Secured Debenture to Cornell Capital Partners. The Company anticipates receiving from Cornell Capital Partners an additional $750,000 upon the filing of this registration statement and up to $20,000,000 gross proceeds under the Equity Distribution Agreement.

The Company's current cash on hand is projected to sustain operations until August 2004. Additional funding through the Secured Debenture and Equity Distribution Agreement is expected to be obtained in June 2004; however, there is no assurance that the financing arrangements will be obtained. The Company's ability to meet operating and capital requirements is dependent upon financing from external sources, and the ability to generate revenues from the core technologies developed. There can be no assurance that we will obtain sufficient financing or develop profitable operations prior to utilizing all of the current resources available to the Company. In addition, if the funds are not received in a timely manner the Company may be forced to curtail its operations.

                             DESCRIPTION OF BUSINESS

CORPORATE  HISTORY

NS8 Corporation ("NS8Corp", the "Company"), was incorporated under the name Delivery Now Corp. in the State of Delaware on October 3, 2000.

Until December 17, 2003, the Company, through its wholly owned subsidiary BMW Messenger Services, Inc. ("BMW"), delivered envelopes by bike messengers and packages by van in the New York City metropolitan area. BMW received phone calls from customers seeking such deliveries and then dispatched its messengers via two-way radio to deliver the envelopes and packages via bicycle or van. BMW obtained these job orders through referrals from existing customers and through its sales force.

BMW was formed on September 23, 1999 in the State of New York and operated as an S Corporation from inception through October 3, 2000 when it was acquired by the Company. On October 3, 2000 the Company acquired 100% of BMW's common stock in exchange for 2,500,000 shares of the Company's common stock. At the time of the transaction Michael Conte was the sole shareholder of the Company.

On  December  17,  2003,  the  Company  changed  its  name  to  NS8 Corporation.

On December 18, 2003, the Company discontinued the messenger delivery service business in connection with the merger transaction described below.

MERGER  WITH  CANONLINE  GLOBAL  MEDIA,  INC.

On November 3, 2003, Registrant entered in to an Agreement and Plan of Merger (the "Merger Agreement") with CanOnline Global Media, Inc. ("CanOnline"), a Washington corporation, and DLVN Acquisition, Inc. ("Acquisition Subsidiary"), a Delaware corporation. Acquisition Subsidiary was a wholly owned subsidiary of Registrant prior to the transaction.

On December 18, 2003 the transactions contemplated by the Merger Agreement closed, and a merger (the "Merger") was effected among Registrant, CanOnline and Acquisition Subsidiary

Pursuant to the Merger Agreement, (i) Acquisition Subsidiary was merged into CanOnline with CanOnline becoming the surviving corporation, (ii) the holders of the 66,670,346 shares of issued and outstanding CanOnline common stock exchanged their CanOnline common stock for shares of Registrant's common stock at a one for one ratio, receiving in the aggregate 66,670,346 shares of Registrant's common stock in exchange for their shares of CanOnline common stock , (iii) the holders of options to acquire an aggregate of 14,886,702 shares of CanOnline's common stock exchanged their options for options to acquire Registrant common stock at a one for one ratio, receiving in the aggregate options to acquire 14,886,702 shares of Registrant common stock, and the 100 shares of Common Stock of Acquisition Subsidiary issued and outstanding prior to the Merger were converted into 100 shares of CanOnline common stock, with CanOnline becoming a wholly owned subsidiary of Registrant.

Simultaneously with the closing of the Merger, Registrant transferred all of the issued and outstanding stock of its wholly owned subsidiary, BMW Messenger Service, Inc. ("BMW"), to Michael Conte and Brian Seinwels in exchange for 24,950,000 shares of Registrant's common stock. Mr. Conte was a director, CEO and president of Registrant and Mr. Seinwels was a Vice President of Registrant until the closing of the Merger. These shares were cancelled and restored to Registrant's authorized and unissued capital stock.

Prior to the Merger, Registrant's operations consisted primarily of the messenger delivery service conducted by BMW. This business is now wholly owned by Mr. Conte and Mr. Seinwels, and is no longer operated by Registrant.

Registrant's  primary  operation  now  consists  of the operations of CanOnline.

The determination of the number of shares of Registrant common stock exchanged for the CanOnline common stock was determined in arms length negotiations between the Boards of Directors of Registrant and CanOnline. The negotiations took into account the value of CanOnline's financial position, results of operations, products, prospects and other factors relating to CanOnline's business. At the time of the Merger, there were no material relationships between CanOnline and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such officer or director.

The determination of the number of shares of Registrant's common stock transferred to Registrant in exchange for the BMW common stock was determined by the Board of Directors of Registrant, which included Mr. Conte and Mr. Seinwels. This transaction was approved and ratified by the Board of Directors of CanOnline, which was independent with respect to this transaction.

The exchange of CanOnline shares for Registrant's shares was exempt from the registration requirements of the Securities Act of 1933, as amended, under section  4(2)  of  that  Act.

GENERAL

NS8CORP's main office is in Seattle, Washington, it also has offices in Vancouver, British Columbia, Canada, and Edina, Minnesota. NS8CORP is a technology research and development company that has developed proprietary programming architecture (the "architecture") as a technical foundation for software, technology solutions and development processes it has and continues to develop for various commercial applications. NS8CORP is a development stage company with no operating revenues to date.

NS8CORP's wholly owned subsidiaries, CanOnline Global Media, Inc. ("CGMI") and CanOnline Media Corporation ("CMC"), develop patent pending nonresident software systems, secure media distribution systems and digital content components for intellectual property ("IP") based delivery applications. Technologies of NS8 Corporation harness the Internet's powerful network and delivery capabilities without excessive broadband, resident memory consumption or hardware limitations.

CMC, a British Columbia, Canada corporation, which was incorporated on June 18, 1999, conducts all proprietary technology research and development activities for NS8CORP. CGMI, a Washington corporation, which was incorporated on March 15, 2000, is engaged in the marketing, licensing and commercialization of the products and technology of CMC.

NS8CORP views its products as highly adaptable for personal consumer or sophisticated commercial networks applications. NS8CORP is currently developing several commercial applications for its products. Having successfully deployed patent pending technologies within the non-resident software and security solution space, the Company began addressing three growing problems: (1) the protection of digital information (content) as its delivered through the Internet; (2) the revenue and value retention of the digital information to its owner; and (3) the simplicity of viewing the digital information by the average consumer without significant technological experience.

The architecture (the plan and design of the software components and systems) was created to enable users to experience the use and feel of actual software through a normal high-speed internet connection without the need to download or install any software on a regular computer system. This architecture allows for a variety of functions such as on-demand, interactive and collaboration features with multiple simultaneous users' world wide. The architecture also allows users to deliver video, audio and images in a secured on-demand manner while providing video and audio to the recipient of the content through simple high-speed internet connections.

As part of the implementation of our business plan, NS8CORP is currently entering into a series of strategic commercial alliances that will enable the company to commercially deploy its technology with an expectation of maximum return and cost efficiency. The Company anticipates that the terms of these commercial arrangements with some of the participating parties will be completed before the end of its second quarter 2004. In January 2004, NS8CORP appointed Dr. Thomas J. Routt as its new Co-Chief Architect, President and Director to help guide these efforts. In March 2004, NS8CORP appointed Marc Strauch, as its Chief Marketing Officer, to direct and implement the Company's new marketing plan.

OUR  PRODUCTS  AND  TECHNOLOGIES

NS8CORP's  principal  technologies  are:

NS8 (Nonresident Software) a unique server-based software architecture that allows media-rich content and data delivery with significantly greater efficiency and security.

SPI (Security Protocol Integration) an embedded security format ensuring that intellectual property rights, licences, permissions and assigned business rules reside within the digital content on a generational basis.

NS8CORP has launched two online management platforms. The first platform is Reelindie Global Network ("RGN"), an online business collaboration and management system, targeted at professionals and businesses in the entertainment industry (film, television, music, fashion and advertising). The system includes a suite of secured online services and applications designed to manage and coordinate project planning and execution, human resources, production supply chains, promotions and communications. The second platform is Kaozz Entertainment Network ("KAOZZ"), an online distribution and communication platform for the secure commercialization of digital content and intellectual property (music, film, video and software).

NS8CORP has also architected several 'content on demand' networks using its proprietary non-resident software technologies that can be accessed through PC or Apple computers via the Internet. These network portals are being developed to offer consumers a navigation friendly interactive service to purchase and view content on their computers or televisions.

Our  Principal  Business  Advantages:

NS8 technologies can easily be customized and deployed to streaming server systems at relatively lower costs than most installed software applications that facilitate content on demand.

NS8-SPI technologies are flexible and can adapt to any existing hardware infrastructure or head-end for easy programming distribution. NS8-SPI security system provides instant revenue retention and dynamic business rules to new digital assets distributed over internet based systems.

NS8 digital distribution networks (DDN ) is capable of managing content aggregation and on-the-fly digitization cost efficiently and with higher reliability than satellite based broadcasting

NS8-SPI  DDN   networks  create  new service paradigms with respect to on demand viewing and custom consumer programming and provides new revenue opportunities to any participating DDN broadcast partner.

NS8Corp's  software  technologies are distributed via online broadband services.

PROPRIETARY  TECHNOLOGIES

NS8CORP currently has filed two US patent applications and one Patent Cooperation Treaty (PCT) application with the United States Patent and Trademark Office. These patent applications include all the patent pending technologies that were originally part of a previously disclosed provisional patent application, with the addition of several new developments within the areas of:

1.   Non-resident  software  systems;
2.   Automated  coding  architecture;
3. Digital media formatting, filtering, conversion and distribution technologies;
4.   Encrypted  signatures,  processing, sampling, royalty and encoding methods;
     and
5.   Secure  communications  and  collaboration  systems.

NS8CORP has filed for two US patent applications and one Patent Cooperation Treaty (PCT) application with the United States Patent and Trademark Office, none of which have been granted, or rejected, at this time. All of these patent applications have been assigned to CGMI.

COMPETITION

Our Digital Distribution Network for content on-demand is part of a highly competitive marketplace. NS8Corp's technology is a key element in creating an end-to-end system which covers the aggregation of entertainment content through delivery onto a consumer's TV or display monitor. NS8Corp competes in four areas. Each area contains multiple competitors including well-established technology companies such as Microsoft, Sony, and Motorola, as well as start-up and medium-sized companies.

1. CONTENT AGGREGATION - Primary competitors in this area include TVN and InDemand who provide content for many existing video on-demand (VOD) deployments. Starz also offers aggregated programming obtained from major Hollywood studios. Other competitors include ViewNow, who partners with video server and streaming provider, Kasenna. The alliance between ViewNow and Kasenna constitutes direct competition to NS8.

2. DIGITAL RIGHTS MANAGEMENT (DRM) - Cable Multiple Service Operators (MSOs) who have deployed digital content on-demand services have relied primarily on either Motorola or Scientific Atlanta set-top boxes with integrated conditional access systems to control content through digital rights. Other companies offering DRM technologies to control distribution of digital content on-demand include
Microsoft,  Sony,  Nagra,  NDS  Group,  and  Widevine.

3. VIDEO SERVER SYSTEMS - The top three video server/video streaming software vendors, nCube, Seachange, and Concurrent have provided equipment for almost all current VOD deployments. These competitors have focused mainly on the cable MSO sector, as almost all current VOD deployments have occurred in this sector. Other competitors include Kasenna, and N2 Broadband which supplies open-platform (hardware independent) software solutions for delivering and managing VOD. NS8Corp has formed a business relationship with MidStream Technologies, Inc. a highly regarded video server provider, which, when combined with NS8Corp's proprietary core products such as the NS8 and SPi technologies, positions the company favorably in video streaming technology.

4. MIDDLEWARE AND ELECTRONIC PROGRAM GUIDES (EPG) - Most of the established and larger video server companies offer accompanying delivery management, back-office, and usage reporting software as part of their end-to-end video delivery system package. nCube actually licenses its Office Support Software to third parties. Other widely deployed middleware/EPG system vendors include Microsoft (TV Foundation), Myrio, Minerva, OpenTV, NDS, and GemStar TV Guide.

Some competitors specialize within one or two specific areas, while others partner with other complimentary specialists and offer a complete solution to MSOs. This market sector has attracted top level technology providers because DRM and server-based software are the cornerstone of delivering digital content on-demand.


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

CUSTOMERS

The market for NS8Corp's products and services includes owners of entertainment and/or advertising content as well as the retail distributors of this content - the MSOs - who sell direct to the consumer. MSOs include cable, telephone and satellite companies. There are literally thousands of entertainment and advertising content owners around the world who can use NS8Corp's products and services; NS8 is not bound by geography to sell its products. The market for retail distributors, while considerably smaller and very much defined by geography, is nonetheless a substantial market that is seeking competitive differentiators to sell value-added services to their consumers. NS8Corp's products and services meet the demands of both market segments and therefore it is not dependent upon one or a few major customers.

GOVERNMENT  REGULATION

The market and technologies utilized for VOD and other internet-related business solutions are currently evolving. We anticipate that certain countries will be establishing new regulatory bodies and policies that might have an impact on current telecommunication policies generally and possibly in the new industry sector where NS8Corp intends to operate. As an example, the US Congress enacted the Digital Millennium Copyright Act in 1998 addressing the impact of new digital technologies on the distribution of content and related copyright infringement issues. Since December 1992, the UK government has been working on a Video-On-Demand Code of Practice to ensure there is adequate protection for users through self-regulatory processes. Similar initiatives have been pursued in Honk Kong since 1996. It is possible that similar practices might be adopted in various countries where the business of NS8Corp might operate. It is not possible at this time to properly evaluate the likely impact of any such governmental initiatives. However, due to the high degree of flexibility and scalability of NS8Corp's technologies, we do not anticipate that we will experience major problems in adapting our technologies and business practices to future government or industry regulations.

TRADEMARKS

NS8CORP filed a trademark application for the trademark "Canonline" with the Canadian Trademark Office on June 18, 2003. On April 30, 2004, NS8Corp filed an application for the trademark "SPI" with the United States Patent and Trademark Office. On June 1, 2004, the Company filed applications for two classes for the trademark "NS8" with the United States Patent and Trademark Office. None of these applications have been granted, or rejected, at this time. The Company is currently pursuing the filing of other trademarks with the United States Patent and Trademark Office in relation to the development of its products and marketing initiatives.

INSURANCE

NS8CORP has obtained directors and officers liability insurance and intends to obtain property and general liability insurance, intellectual property rights insurance, and other insurance coverage in amounts deemed adequate and affordable by management in the future. There can be no assurance that any future claims will not exceed applicable insurance coverage. Furthermore, no assurance can be given that liability insurance will be available at a reasonable cost or that we will be able to maintain adequate levels of liability insurance in the future.

EMPLOYEES

As of December 31, 2003, we had thirty six (36) full-time employees, consisting of Operations, Marketing, Engineering, Design and Member Services. We intend to hire additional personnel as the development of our business makes such action appropriate. The loss of the services of key employees could have a material adverse effect on our business. Since there is intense competition for qualified personnel knowledgeable of our industry, no assurances can be given that we will be successful in retaining and recruiting needed personnel.

Our employees are not represented by a labor union and are not covered by a collective bargaining agreement. We believe that we have good relations with our employees.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

Rogoff & Co., P.C. was the independent certifying accountant for Delivery Now Corp. for the fiscal years ended September 30, 2002 and 2003. Our acquisition of CanOnline Global Media, Inc. on December 18, 2003, pursuant to the Merger is required to be accounted for as a reverse acquisition, with CanOnline Global Media, Inc. being treated as the acquiring company. The fiscal year of CanOnline Global Media, Inc., which is for years ending December 31, became
NS8CORP's  fiscal  year  as  of  December  18,  2003.

On January 14, 2004, Rogoff & Co., P.C. declined to stand for reappointment as the Company's certifying accountant. We subsequently engaged Singer Lewak Greenbaum & Goldstein, LLP, 10960 Wilshire Boulevard, Suite 1100, Los Angeles, Ca. 90024 as our certifying accountant for the fiscal year ending December 31, 2003. Singer Lewak Greenbaum & Goldstein, LLP had been the certifying accountant for Canonline Global Media, Inc. prior to the Merger. The appointment of Singer Lewak Greenbaum & Goldstein, LLP was approved by our board of directors.

The reports of Rogoff & Co., P.C. on Delivery Now Corp.'s financial statements for the fiscal years ended September 30, 2002 and 2003, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with the audits of the fiscal years ended September 30, 2002 and 2003 and during the subsequent interim period preceding its declination, there were no disagreements between the Company and Rogoff & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Rogoff & Co., P.C. to make reference to the subject matter of the disagreement in connection with its reports.

In connection with the audits of the fiscal years ended September 30, 2002 and 2003, and during the subsequent interim period preceding its dismissal, Rogoff & Co., P.C. did not advise the Company that:

(A) internal controls necessary for the Company to develop reliable financial statements did not exist;

(B) information had come to its attention that led it to no longer to be able to rely on the Company's management's representations or made it unwilling to be associated with the financial statements prepared by management;

(C) there was a need to expand significantly the scope of its audit, or that information had come to its attention during such time periods that if further investigated might: (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements.

Prior to engaging Singer Lewak Greenbaum & Goldstein, LLP, we did not consult with it regarding the application of accounting principles to a specific or completed transaction or the type of audit opinion that might be rendered on our financial statements.

                                   MANAGEMENT

Our executive officers, directors and key employees, their positions and their ages are as follows:


Executive  Officers,     Age     Position
Directors  and  Key
Employees

Peter  A.  Hogendoorn     48     CEO  and  Director
Anthony  Alda             36     Chairman of the Board  of  Directors, and Chief
                                 Technology  Architect
Thomas  J.  Routt         52     President,  Co-Chief  Architect  and  Director
Marc  Strauch             49     Chief Marketing Officer, World  Wide  Business
                                 Development
Leslie  J.  Ames          54     Senior Vice President, Legal Affairs, Secretary
                                 and  Director
Zubin  Balsara            33     Chief  Technology  Officer
Brent  R.  Bysouth        31     Chief  Software  Architect  and  Director
Ricardo Rosado            37     Chief Financial Officer, Chief Operations
                                 Officer and  Director
Kerri  Hayden             28     Controller
Melanie  Thomson          28     Director  of  Operations  and  Human  Resources
Martin  L.  Calvert       41     Director
Michael  W.  Waage        55     Senior Vice President of Global Sales and
                                 Business Development,  and  Director


EXECUTIVE  OFFICERS  AND  DIRECTORS

Pursuant to the terms of the Merger Agreement, effective on December 18, 2003 the directors and senior officers of CGMI became the directors and senior officers of NS8CORP.

Mr. Hogendoorn has served as our CEO since 2003, and as a director since January, 2003. From 2003 until January 29, 2004, he also served as our President. From 1993 to 2003, Mr. Hogendoorn has been a president of his own management consulting firm, a British Columbia, Canada corporation, specializing in early stage financing, capital structuring and capital market strategies. Mr. Hogendoorn's role with NS8CORP is full-time and his role with his consulting firm is part-time. Also, from September 1998 to January 2003, Mr. Hogendoorn handled corporate communications and market relations for LML Payment Systems, Inc., a payment systems provider.

Mr. Alda is a co-founder of NS8CORP. Mr. Alda has served as Co-Chief Architect and Chairman of the Board of Directors since 2002. From 2001 to 2002, Mr. Alda served as CanOnline Global Media, Inc.'s Chief Operations Officer and Chief Software Architect. From 2000 to 2001 Mr. Alda served as CanOnline Global Media, Inc.'s Chairman of the Advisory Board and Product Designer. Mr. Alda duties include product research and development and technology architecture in the areas of non-resident software applications, communications, data management, digital video and content security management. From 2002 to present, Mr. Alda has served full-time as Chief of Product Development for our subsidiary CanOnline Media Corporation. He is the principal technology architect of: the Reelindie Global Network (RGN) which launched in June 2003; the Security Protocol Integration (SPI) (digital content security systems) which launched in September 2003; the NS8 (Non-Resident Software) systems designed in July 2002; the Morpheus Video on Demand streaming systems prototyped in November 2002; and the Kaozz Entertainment distribution Network designed in May 2003 and launched in November of 2003. Mr. Alda's contributions are directly responsible for technological design and engineering that are included in the patent applications filed by the Company. From 1994 to 1999, Mr. Alda managed his own management consulting firm, AJ Alda & Associates, Inc., where he provided services in the areas of management buyouts, restructuring (turn-around), and start-up business management. In 1999, Mr. Alda and AJ Alda & Associates, Inc. filed for bankruptcy in Vancouver, British Columbia, Canada. AJ Alda &
Associates, Inc. was dissolved under trustee on June 11, 2001. Mr. Alda's personal bankruptcy is awaiting final discharge proceedings pursuant to the Bankruptcy Act of Canada.

Dr. Routt has served as our President, Co-Chief Architect and director since January 29, 2004. From January 1990 through January 2004, Dr. Routt served as President of Vedacom Corporation. Vedacom Corporation provides Fortune 1000 and Global 2000 enterprises with network application architecture and design solutions. Dr Routt's areas of professional expertise include information security, broadband and wireless architecture/design, network relational database, optical networking, and quantum computing. Dr Routt's clients have included IBM, Sony Electronics, ABC/Disney, Bay Networks (Nortel Networks), VoiceStream Wireless (now T-Mobile), Attachmate, Chemical Bank, CRA Australia, Merrill-Lynch, Price Waterhouse, National Australia Bank, Australia New Zealand Bank, National Australia Bank, Westpac Bank, Telecom Telstra, Panama Canal Commission, United Rentals, Swissair, Singapore Airlines, Qantek, which have invested greater than US$1 billion on his recommended network application architectures, designs and product development. He has published over 80 papers in computer network architecture, security, and broadband networking within several technical journals and trade publications. Dr. Routt received a BS in environmental science from Western Washington University in 1973, an MBA in Information Systems from Southern Illinois University in 1982 and a PhD in Computer Science from Maharishi European Research University (MERU) Seelisberg, Switzerland with Dissertation focused in Quantum Computing, in 2002.

Mr. Strauch has served as our Chief Marketing Officer since March 2004. Prior to his employment by NS8Corp, Mr. Strauch was a prime contractor to Microsoft Corporation for the last four years as part of the Microsoft Vendor Program. Mr. Strauch has done work in most Microsoft product groups including deliverables produced for the launches of Windows Server 2000, Windows Server 2003, Windows Small Business Server 2003, Windows 2000 Professional, Windows XP Professional, Windows XP Tablet PC Edition, Office 2000, Office XP, and Office 2003. Prior to being a vendor through the Microsoft Vendor Program, Mr. Strauch spent four years working in various Microsoft product groups creating a range of marketing communication collateral. Mr. Strauch has produced business value, strategic marketing, and tactical communications deliverables for other Fortune 500 high technology companies including Compaq, Dell, and Quantum, as well as numerous start-up and mid-market technology companies. Mr. Strauch has spent nearly 13 years in the marketing and business development of technology products. Mr. Strauch has spent an additional 7 years in consumer product marketing working with major advertising agencies such as Young and Rubicam, Leo Burnett, Ogilvy and Mather, McCann Erickson, and others on accounts for Fortune 500 companies. Mr. Strauch earned a Master of Urban Planning degree from the City University of New York. Mr. Strauch also earned a B.S. in Environmental Science and Public Policy from the State University of New York, and a B.A. in Economic Geography from the State University of New York.

Mr. Ames has served as Senior Vice President, Legal Affairs, Secretary and a Director of NS8 Canonline Global Media, Inc since inception in March 2000, and continues to perform these duties for NS8CORP. Mr. Ames has also been General Counsel and Secretary of NS8CORP's wholly owned subsidiary, CanOnline Media
Corporation. In 1995, Mr. Ames established Leslie J. Ames Law Corporation and has served as its President since that date. Mr. Ames devotes a minimal amount of time to his private law practice. From 1989 to 1995, Mr. Ames was a partner of the Vancouver law firm of Liddle, Burns & Ames, Barristers & Solicitors. Mr. Ames graduated from the University of British Columbia with a Bachelor of Arts Degree (BA) in May 1971 and received a Bachelor of Law Degree (LLB) from the University of British Columbia in May 1978. He was called to the Bar of British Columbia as a Barrister and Solicitor in 1979.

Mr. Balsara has served as Chief Technology Officer since January, 2003. From September, 2002 until January, 2003, Mr. Balsara served as Chief Software Engineer and from June 2002 to September 2002, he served as Senior Software Developer for NS8 NS8CORP's wholly owned subsidiary CanOnline Media Corporation. Mr. Balsara's duties include database and co-architectural design, internet programming, network structuring, wireless application integration and the implementation and management of all technological projects of NS8CORP. From January to April, 2002, Mr. Balsara served as Senior Software Developer with UBVideo, Inc., a video engineering company. From 1998 to 1999, Mr. Balsara served as Senior Software Developer with Cinax Designs, Inc., also a video engineering company. From 1993 to 1998 Mr. Balsara ran his own company, Unicorn Computer Consultancy in Bombay, India, where he provided computer system analysis and software development services. Mr. Balsara holds a Bachelor of Science, Electronics and Computer Science from the Datamatics Institute in Bombay, India.

Mr. Bysouth is a co-founder of NS8CORP. Mr. Bysouth has served as Chief Software Architect since November 2003 and has served as Director since inception in March, 2000. From 2000 to January 2003, Mr. Bysouth was President and Chief Executive Officer of Canonline Global Media, Inc. From February 1998 to September 1998, Mr. Bysouth served as a consultant and a software framework architect for The Loewen Group Inc., a cemetery and funeral home services provider. From October 1998 to June 1999, Mr. Bysouth was a subcontractor of Global Village Consulting Inc., a software development consulting firm specializing in object-oriented architecture and development. From February 1996 to February 1998, Mr. Bysouth served as a senior programmer analyst with GE Capital (Information Technology Development division, formerly Aardvark Consulting Ltd.) with consulting roles with clients such as VanCity Credit Union and The Loewen Group Inc. From May 1994 to September 1995, Mr. Bysouth worked as a programmer in the information technology department of Chevron Canada Ltd., the Canadian subsidiary of the Chevron Corporation.

Mr. Rosado has served as our Chief Financial Officer and Chief Operations Officer since November, 2003, and as a Director since April, 2001. Mr. Rosado is also a co-founder of NS8CORP. From October 2002 to November 2003, Mr. Rosado served as Chief Compliance Officer, and during that time managed NS8 Canonline Global Media, Inc.'s intellectual properties and project development. Mr. Rosado has served as Director of Product Design and Market Development, from November 2000 to September 2002 of NS8CORP's subsidiary, NS8 Canonline Media Corporation. From 1994 to 1998, Mr. Rosado served as Head of Multimedia Development with Videocomunicacion y Servicios SCP, a multimedia production company in southeastern of Mexico. Mr. Rosado was also a co-founder of Videocomunicacion y Servicios SCP. From 1994 to 1998, Mr. Rosado also was an instructor and lecturer in communication and digital media-related courses at the University of Mayab in Merida, Mexico, and at the University of British Columbia from 2000 to 2002. Mr. Rosado received a Bachelor of Arts in Communications Science from the University of Mayab in Merida, Yucatan, Mexico in 1991. Mr. Rosado received a Master's degree in Strategic Marketing from the University of Mayab/Anahuac in 1996. Mr. Rosado is currently a part-time Ph.D. Candidate at the University of British Columbia.

Ms. Hayden has served as the Controller of NS8CORP since September 2003. From June 2003 to September 2003, Ms. Hayden held the position of Senior Operations Control for NS8 Canonline Global Media, Inc. From March 2003 to June 2003, Ms. Hayden was the Senior Accountant for NS8 Canonline Global Media, Inc. From April 1999 to March 2003, Ms. Hayden was an accountant for RLG International, a management consulting company located in Vancouver, British Columbia. Ms. Hayden earned a Bachelor of Technology in Accounting and a Diploma in Financial Management from the British Columbia Institute of Technology in Burnaby, British Columbia in January 2003, and June 1998 respectively.

Ms. Thomson has been the Director of Operations and Human Resources for Canonline Global Media, Inc. since March 2003, and continues to perform these duties for NS8CORP. From December 2002 to March 2003, Ms. Thomson held the position of Operations and Human Resources Manager. Ms. Thomson is responsible for the organization and management of administrative and human resources activities of NS8CORP and its subsidiaries. Ms. Thomson also ensures that all operational requirements and development schedules are coordinated with the Chief Operations Officer on a timely basis. From August 2000 to January 2002, Ms. Thomson worked with a start up technology company, the Novus Telecom Group, Inc., as a Legal and Human Resources Assistant. From January - August 2000 she worked as an Administrative Assistant for Fraser Milner Casgrain, a corporate law firm in Vancouver. Ms. Thomson is currently an active member of HRMA, (British Columbia Human Resources Management Association). Ms. Thomson completed a Human Resource Management Certificate at the British Columbia Institute of Technology, (BCIT) in December 2002.

Mr. Calvert has been a director of CanOnline Global Media, Inc since 2002, and currently NS8CORP. In 1990, Mr. Calvert joined RBC Dain Rauscher, Investment Banking & Services and currently holds the position of First Vice President, Investment Officer in the RBC Dain Rauscher Seattle, Washington office. Mr. Calvert has a Bachelor of Science Degree in finance and a minor in computers from the University of Montana, Montana Tech Campus, 1988.

Mr. Waage has been a director of CanOnline Global Media, Inc. since March, 2000, and currently NS8CORP. Since June, 2003, Mr. Waage served as Senior Vice

President of Global Sales and Corporate Development with respect to government, homeland security and military related project opportunities. From 1995 to 2000, Mr. Waage was the president and sole proprietor of Waage Associates, which provided consulting services in areas of mergers, acquisitions and turn-arounds and management consulting. From 1987 to 1994, Mr. Waage held a senior business development position with Honeywell where he managed a systems and research department that provided services to the United States Department of Defense. From 1970 to 1995, Mr. Waage served in the United States Air Force. He was on active duty from 1970 to 1975 where he served as an instructor pilot and instructional program developer. From 1975 to 1984, Mr. Waage served in the Air National Guard as a fighter pilot and was awarded the senior command pilot rating. From 1984 to 1995, Mr. Waage served with the Air Force Reserve as a senior executive staff officer and was awarded the Distinguished Meritorious Service Award in 1991. He retired from the United States Air Force in 1995 as a Lieutenant Colonel. Mr. Waage received a Bachelor of Science degree in Mathematics & Physics from Evangel University in 1970.


Code  of  Ethics

          Due to the scope of our current operations, as of the date of this prospectus, we had not adopted a Code of Ethics for financial executives, which include our Company's principal executive officer, principal financial officer or persons performing similar functions. We have begun the process of designing a code of ethics which will be filed with the Security and Exchange Commission upon completion.

EXECUTIVE  COMPENSATION

The following table sets forth certain information concerning the compensation paid to Peter Hogendoorn, our CEO, and the four other most highly compensated executive officers who earned at least $100,000 during the periods described below:

SUMMARY  COMPENSATION  TABLE

                                                                                        Long  Term  Compensation
                                                                                       -------------------------
                            Annual  Compensation                                         Awards        Payouts
                     ----------------------------------                                ------------  -----------
                                                                        Restricted     Securities
                                                         Other Annual      Stock       Underlying       LTIP      All other
Name &                              Salary      Bonus    Compensation     Awards       Options/SARs     Payouts  Compensations
Principal Position       Year        ($)          ($)         ($)            ($)           (#)            ($)        ($)
Peter . . . . . . .          2003   191,964              0           0              0    1,000,000             0         0
Hogendoorn, . . . .          2002         0              0           0              0            0             0         0
President & CEO . .          2001         0              0           0              0            0             0         0

Anthony Alda, . . .          2003   222,718              0           0              0    7,720,000(2)          0         0
Chairman of . . . .          2002   154,958              0           0              0            0             0         0
the Board of. . . .          2001    83,219              0           0              0            0             0         0
Directors

Leslie J. Ames, . .          2003   200,413              0           0              0    1,250,000             0         0
Senior Vice . . . .          2002   102,500              -           0              0            0             0         0
President Legal . .          2001         -              -           -              -            -             -         -
Affairs and
Secretary

Brent Bysouth,. . .          2003   179,362              0           0              0    1,150,000(2)          0         0
Chief Software. . .          2002   201,309              0           0              0            0             0         0
Architect (1) . . .          2001   106,746              0           0              0            0             0         0

Ricardo Rosado, . .          2003   168,643              0           0              0    1,050,000             0         0
Chief Financial . .          2002         -              -           -              -            -             -         -
Officer and Chief .          2001         -              -           -              -            -             -         -
Operations Officer.

-------------------
     (1) Includes amounts paid to Mr. Bysouth's wholly owned company, Phoenix Management Consulting Group, Inc.
     (2) Phoenix Management Consulting Group, Inc., a British Columbia, Canada corporation ("Phoenix") holds options to purchase 1,750,000 shares, of the Company. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.

STOCK  OPTION  PLANS

2001  Stock  Option  Plan

We adopted our 2001 stock option plan on June 29, 2001. The Plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 5,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

2004  Stock  Option  Plan

We adopted our 2004 stock option plan on February 4, 2004. The Plan provides for the grant of "nonstatutory stock options." The total number of shares of common stock reserved for issuance under the plan is 30,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. We have granted the following options to acquire shares to certain employees pursuant to the Plan:

-     250,000  shares  at  an  exercise  price  of  $1.25  per  share
-     92,500  shares  at  an  exercise  price  of  $1.55  per  share
-     1,500,000  shares  at  an  exercise  price  of  $1.40  per  share
-     2,000,000  shares  at  an  exercise  price  of  $1.33  per  share
-     22,000  shares  at  an  exercise  price  of  $1.10  per  share
-     52,500  shares  at  an  exercise  price  of  $1.05  per  share
-     25,000  shares  at  an  exercise  price  of  $1.005  per  share

Option  Grants  In  Last  Fiscal  Year
The following table sets forth information concerning stock options granted to each of the executives named in the summary compensation table for the fiscal year ending December 31, 2003:

                                     Percentage of Total of
                  Number of Shares     Options Granted to
                     Underlying         Employees During      Exercise Price
-  Name            Options Granted         Fiscal Year           Per Share     Expiration Date
Peter Hogendoorn         1,000,000                    6.7%    $        .035    Feb. 21, 2008
Anthony Alda . .       7,720,000(1)                  51.9%    $        .035    Feb. 21, 2008
Leslie J. Ames .         1,250,000                    8.4%    $        .035    Feb. 21, 2008
Brent Bysouth. .       1,150,000(1)                   7.7%    $        .035    Feb. 21, 2008
Ricardo Rosado .         1,050,000                    7.1%    $        .035    Feb. 21, 2008

(1) Phoenix Management Consulting Group, Inc., a British Columbia, Canada corporation ("Phoenix") holds options to purchase 1,750,000 shares, of the Company. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.

Options  Exercised  In  Last  Fiscal  Year  And  Fiscal  Year-End  Option Values

                     Shares                 Number  of  Shares       Value of Unexercised In-the-
                  Acquired on  Value     Underlying  Unexercised          Money  Options  at
Name                Exercise  Realized  Options at Fiscal Year-End      Fiscal  Year-End  (1)
                                        Exercisable   Unexercisable  Exercisable   Unexercisable
                                        ------------  -------------  ------------  -------------
Peter Hogendoorn           -         -    1,000,000               -  $  1,175,000              -
Anthony Alda . .           -         -  7,720,000(2)              -  $  9,071,000              -
Leslie J. Ames .           -         -    1,250,000               -  $  1,468,750              -
Brent Bysouth. .           -         -  1,150,000(2)              -  $  1,351,250              -
Ricardo Rosado .           -         -    1,050,000               -  $  1,233,750              -

-------------------
(1) Based on the March 1, 2004, closing bid price for our common stock of $1.21 per share.
(2) Phoenix Management Consulting Group, Inc., a British Columbia, Canada corporation ("Phoenix") holds options to purchase 1,750,000 shares, of the Company. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised for the purposes of this table, Mr. Alda is deemed to hold an option to purchase 1,400,000 of our shares and Mr. Bysouth is deemed to hold an option to purchase 350,000 of our shares, out of the 1,750,000 options held by Phoenix.

Director's  Compensation  And  Committees

We have not paid and do not presently propose to pay compensation to any director for acting in such capacity, except for the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses in attending meetings.

We  do  not  have  an  audit  committee.

The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law.

Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.

Executives'  Compensation  Policies

Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executives' compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.

EMPLOYMENT  AGREEMENTS  WITH  EXECUTIVE  OFFICERS

NS8CORP has executed employment agreements with its top five executive officers. Below is a summary of the major terms of these employment agreements.

Peter Hogendoorn, CEO and Director, signed an employment agreement with NS8CORP on January 15, 2003. The Agreement does not have a termination date. The major terms are as follows: base salary $150,000 per year; monthly car allowance and expense of approximately $1,225; monthly personal expense account of $2,000; annual vacation travel expense of $6,000; relocation fees of $9,500 per month, if necessary; and a termination without cause severance payment of 36 months of salary, which would currently be $450,000.

Anthony J. Alda, Co-Chief Architect and Chairman of the Board of Directors, signed an employment agreement with NS8CORP on May 24, 2002. The Agreement does not have a termination date. The major terms are as follows: base salary $150,000 per year; monthly car allowance and expense of approximately $1,225; monthly personal expense account of $2,000; annual vacation travel expense of $6,000; relocation fees of $9,500 per month, if necessary; and a termination without cause severance payment of 36 months of salary, which would currently be $450,000.

Thomas J. Routt, President, Co-Chief Architect and Director, signed an employment agreement with NS8CORP on January 29, 2004. The Agreement provides for a six moth probationary period during which Mr. Routt may be terminated without cause upon two weeks notice. Thereafter, the Agreement does not have a termination date. The major terms are as follows: base salary $180,000 per year; monthly car allowance and expense of approximately $600; and a termination for cause severance payment of one month of salary for each year of employment. Mr. Routt also received 2,000,000 shares of our common stock and a nonqualified stock option for 2,000,000 shares of our common stock with a five year term and an exercise price equal to market value on the date of grant. The shares and the option will be forfeited in the event that Mr. Routt is terminated for cause during the first year of employment.

Brent Richard Bysouth, Chief Software Architect and Director, signed an employment agreement with NS8CORP on June 1, 2002. The Agreement does not have a termination date. The major terms are as follows: base salary $120,000 per year; monthly car allowance and expense of approximately $1,225; monthly personal expense account of $2,000; annual vacation travel expense of $6,000; relocation fees of $9,500 per month, if necessary; and a termination without cause severance payment of 36 months of salary, which would currently be $360,000.

Leslie J. Ames, Senior Vice President, Legal Affairs, Secretary and Director, signed an employment agreement with NS8CORP on June 30, 2002. The Agreement does not have a termination date. The major terms are as follows: base salary $135,000 per year; monthly car allowance and expense of approximately $1,225; monthly personal expense account of $2,000; annual vacation travel expense of $6,000; relocation fees of $9,500 per month, if necessary; and a termination without cause severance payment of 36 months of salary, which would currently be $405,000.

Ricardo Rosado, Chief Financial Officer, Chief Operating Officer and Director, signed an employment agreement with CanOnline on June 7, 2002. The Agreement does not have a termination date. The major terms are as follows: base salary $110,000 per year; monthly car allowance and expense of approximately $1,225; monthly personal expense account of $2,000; annual vacation travel expense of $6,000; relocation fees of $9,500 per month, if necessary; and a termination without cause severance payment of 36 months of salary, which would currently be $330,000.

Marc Strauch, Chief Marketing Officer, Worldwide business Development, signed an employment agreement with us on February 24, 2004, The initial six months of the employment term are a probationary period, during which the Company may terminate Mr. Strauch with cause immediately and without advance notice, or without cause upon two weeks advance written notice. The fixed remuneration for Mr. Strauch is of $125,000 USD per annum for the first year of employment; provided, however, that at the end of the probation period the performance of the Mr. Strauch will be reviewed and evaluated by the Board of Directors to determine if Mr. Strauch's performance justifies an increase of fixed remuneration. In addition to his fixed remuneration, Mr Strauch may receive, at the sole discretion of NS8Corp's Board of Directors, a cash or stock bonus payment based on a percentage of sales of the Company's business for each year during the period of his employment. If granted, the sales bonus will be based on a percentage of sales determined by the Board. In addition, NS8Corp will grant Mr. Strauch (i) 2,000,000 shares of Company's common stock as restricted shares, and (ii) nonqualified stock options to acquire One and One-half Million (1,500,000) shares of NS8Corp's common stock at an exercise price of $1.40 USD per share, which equals the closing market price of the stock as of the effective date of the agreement. All the shares and nonqualified stock options shall be forfeited to the Company in the event we terminate Mr. Strauch's employment during the first year, or if Mr. Strauch terminates his employment during the first year for any reason.

                             DESCRIPTION OF PROPERTY

NS8CORP's main office is located in Seattle, Washington. Our research and development activities and some administrative functions are located in Vancouver, British Columbia, Canada. We also have offices in Edina, Minnesota. NS8CORP does not own any real property. The following table presents certain information about our leased properties:

Location             Square              Use               Lease            Lease
                      Feet                                 Terms       Expiration Date
601 Union Street.          200  Administrative          Lease,       January 12, 2005
Suite 4200. . . .               Offices                 $ 2,006 per
Seattle,. . . . .                                       month
Washington 98101

1311 Howe Street,        3,525  Research and            Lease,       November 30, 2004
Suite 700 . . . .               development and         $  8,455.10
Vancouver, B.C. .               administrative offices  per month,
Canada. . . . . .                                       Canadian
                                                        Dollars

1311 Howe Street,        1,380  Research and            Lease,       March 31, 2005
Suite 603 . . . .               development and         $ 3,015 per
Vancouver, B.C. .               administrative offices  month,
Canada. . . . . .                                       Canadian
                                                        Dollars

1311 Howe Street,          900  Research and            Lease,       February 28, 2005
Suite 500 . . . .               development and         $ 2,017 per
Vancouver, B.C. .               administrative offices  month,
Canada. . . . . .                                       Canadian
                                                        Dollars

HQ Global . . . .  100, plus    Administrative          Lease,       Month to month
Workplaces 7701 .  conference   Offices                 $   150 per  commencing with May
France Avenue,. .  room as                              month        2004
S., Suite 200 . .  needed
Edina, Minnesota
55435

We  believe  that  we  can  obtain  additional   facilities   required  to
accommodate  our  projected   needs  without   difficulty  and  at  commercially
reasonable prices, although no assurance can be given that it will be able to do so.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

                             PRINCIPAL STOCKHOLDERS

The following table presents information known to us, as of May 15, 2004, relating to the beneficial ownership of common stock by:

     - each person who is known by us to be the beneficial holder of more than 5% of our outstanding common stock;

     -    each of our named executive officers, directors and key employees; and

     -    our  directors  and  executive  officers  as  a  group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is care of CanOnline Media Corporation, 200-1311 Howe Street, Vancouver, British Columbia, Canada.


Percentage ownership in the following table is based on 88,278,851 shares of common stock outstanding as of May 15, 2004. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from March 1, 2004 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

NAME                           BASIC        OPTIONS       GRANTS       TOTAL     PERCENT
                            OUTSTANDING  (UNEXERCISED)  (UNVESTED)   OF CLASS
--------------------------  -----------  -------------  ----------  -----------  --------
Brent Richard Bysouth (1).   11,903,105      1,150,000              13,053,105      14.6%
--------------------------  -----------  -------------  ----------  -----------  --------
Anthony J. Alda (2). . . .    9,748,300      7,720,000              17,468,300      18.2%
--------------------------  -----------  -------------  ----------  -----------  --------
Martin L. Calvert(3) **. .    4,360,000      2,016,702               6,376,702       7.1%
--------------------------  -----------  -------------  ----------  -----------  --------
Peter Hogendoorn(4). . . .    8,707,143      1,000,000               9,707,143      10.9%
--------------------------  -----------  -------------  ----------  -----------  --------
Leslie J. Ames (5) . . . .    3,060,000      1,250,000               4,310,000       4.8%
--------------------------  -----------  -------------  ----------  -----------  --------
Thomas Routt** . . . . . .    2,000,000      2,000,000               4,000,000       4.4%
--------------------------  -----------  -------------  ----------  -----------  --------
Ricardo Rosado . . . . . .    2,545,667      1,050,000               3,595,667       4.0%
--------------------------  -----------  -------------  ----------  -----------  --------
Michael Waage. . . . . . .    1,350,000        700,000               2,050,000       2.3%
--------------------------  -----------  -------------  ----------  -----------  --------
Marc Strauch** . . . . . .    2,000,000      1,500,000               3,500,000       3.9%
--------------------------  -----------  -------------  ----------  -----------  --------
Zubin Balsara. . . . . . .    1,000,000              _               1,000,000       1.1%
--------------------------  -----------  -------------  ----------  -----------  --------
Melanie Thomson. . . . . .      425,000              _                 425,000         -
--------------------------  -----------  -------------  ----------  -----------  --------
Kerri Hayden . . . . . . .      300,000              _                 300,000         -
--------------------------  -----------  -------------  ----------  -----------  --------
David Aisenstat. . . . . .    5,814,286              _               5,814,286       6.6%
--------------------------  -----------  -------------  ----------  -----------  --------
Total of all Executive . .   45,674,215     18,386,702              64,060,917      60.1%
Officers and Directors as
a Group (9 persons)
--------------------------  -----------  -------------  ----------  -----------  --------

*  Less  than  1%.
** Address: NS8Corp, Two Union Square Center, 601 Union Street, Suite 4200, Seattle, WA 98101

(1) Phoenix Management Consulting Group, Inc., a British Columbia, Canada corporation ("Phoenix") owns 8,279,125 shares, and options to purchase 1,750,000 shares, of Registrant. Brent Bysouth owns 100% of Phoenix. Anthony J. Alda has an option until January 1, 2009 to purchase 80% of Phoenix for $1,000. Assuming this option will be exercised, currently Mr. Alda has voting control over 6,623,300 Registrant shares held by Phoenix, which is 80% of the 8,279,125 Registrant shares held by Phoenix. Additionally, Mr. Alda has an option to purchase 1,400,000 options held by Phoenix to purchase 1,750,000 shares of Registrant's shares, which is 80% of the options held by Phoenix. Mr. Bysouth has voting control over 1,655,825 Registrant shares held by Phoenix, which is 20% of the 8,279,125 Registrant shares held by Phoenix. Mr. Bysouth also owns 10,247,280 shares of Registrant directly.

(2) In addition to having voting control over 6,623,300 shares held by Phoenix, and the option to purchase 1,400,000 options held by Phoenix, Anthony J. Alda also has voting control over the following shares: 850,000 shares held by Anthony J. Alda in Trust for Brittany Billingsley; 525,000 shares held by Pat & Lutz Alda; 175,000 shares held by Tamara Billingsley; and 450,000 shares held by Euro Partners, Ltd. Mr. Alda also owns 1,125,000 shares of Registrant directly.

(3) This includes the following shares held by the three minor children of Martin Calvert, which Martin Calvert has voting control over: 20,000 shares held by Spencer Calvert; 20,000 shares held by Callahan Calvert; and 20,000 shares held by Christina Calvert.

(4) This includes the following shares held by the two minor children of Peter Hogendoorn, which Peter Hogendoorn has voting control over: 100,000 shares held by Molly Hogendoorn; 100,000 shares held by Thea Hogendoorn; and 500,000 shares held by Barbara Hogendoorn, Mr. Hogendoorn's wife.

(5)  This  includes  2,760,000  shares  held  by Leslie J. Ames Law Corporation.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company adopted a 2004 Stock Option Plan in February 2004, authorizing 30,000,000 shares under the Plan. During 2004, the Company issued 4,853,912 shares under the plan to certain employees and consultants of the Company. None of these options have been exercised and 882,500 have been cancelled as a result of employment terminations. The balance of the options outstanding as of May 30, 2004 is 3,971,412

The following table sets forth the securities that have been authorized under equity compensation plans as of May 30, 2004.

                                                                                   NUMBER OF
                                                                                   SECURITIES
                                                                                   REMAINING
                                                                                 AVAILABLE FOR
                                              NUMBER OF                         FUTURE ISSUANCE
                                            SECURITIES TO                         UNDER EQUITY
                                           BE ISSUED UPON    WEIGHTED-AVERAGE     COMPENSATION
                                             EXERCISE OF      EXERCISE PRICE         PLANS
                                             OUTSTANDING      OF OUTSTANDING       (EXCLUDING
                                              OPTIONS,           OPTIONS,          SECURITIES
                                            WARRANTS AND       WARRANTS AND       REFLECTED IN
                                               RIGHTS             RIGHTS          COLUMN (A))
                                                 (A)               (B)                (C)

Equity compensation plans approved by
security holders. . . . . . . . . . . . .                0  $                -                 0

Equity compensation plans not approved by
security holders. . . . . . . . . . . . .        3,971,412  $             1.35        26,028,588
TOTAL . . . . . . . . . . . . . . . . . .        3,971,412  $             1.35        26,028,588
                                           ===============  ==================  ================

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


The Company was incorporated under the name Delivery Now Corp in the State of Delaware on October 3, 2000. On December 18, 2003, the Company merged with CanOnLine Global Media, Inc. (the "Merger"). In connection with the Merger, the Company changed its name to NS8 Corporation.

The following discussion relates to transactions involving the Company prior to the Merger:

In October 2000, the Company issued 25,000,000 shares of common stock to Michael C. Conte, our former President, CFO and Chairman of the Board of Directors in exchange for the transfer from Mr. Conte of all the shares of BMW Messenger Service, Inc. to the Company. Michael C. Conte, was affiliated with Paul B. Gottbetter, together they did accounting work as Gottbetter & Conte.
Paul B. Gottbetter is the father of Adam Gottbetter, who is a partner in Gottbetter & Partenrs, LLP, our attorneys.

The Company issued 500,000 shares of common stock to KGL Investments, Ltd., the beneficial owner of which was Gottbetter & Partners, LLP, counsel to the Company. The shares were issued in exchange for $5,000 worth of legal services rendered (the shares were valued at $.10 per share).

In January, 2001, Michael Conte transferred 12,500,000 of his shares of his common stock valued at par value $.0001 per share to Brian Seinwels, an employee of the Company, pursuant to an option agreement.

In September, 2001, the Company issued 100,000 shares of common stock, valued at $.01 per share to Steve Katz, who was a director at the time.

In June 2001, the Company issued 50,000 shares of common stock, valued at $.01 per share to Kenneth Coder, who was a director and secretary at the time.

The following discussion relates to transactions involving CanOnline Global Media, Inc. ("CGMI") prior to the Merger and involving the Company following the
Merger:

Transactions  with  Peter  Hogendoorn:

On August 27, 2002, Peter Hogendoorn, our CEO and a Director, and the Company agreed to convert $60,000 of debt owed by the Company to Mr. Hogendoorn to 1,200,000 common shares of CGMI. The shares were valued at $.05 per share.

On October 23, 2002, Peter Hogendoorn and the Company agreed to convert $50,000 of debt owed by the Company to Mr. Hogendoorn for 2,500,000 common shares of CGMI. The shares were valued at $.02 per share.

On January 27, 2003, Peter Hogendoorn, advanced CGMI $100,000 through a 7.25% convertible debenture, due on January 28, 2004. Mr. Hogendoorn elected to convert the debenture to 2,857,143 common shares in CGMI on October 24, 2003. The interest to be converted or paid on the debenture was nil, and the conversion price per share was $0.035.

On February 7, 2003, Peter Hogendoorn demanded repayment of his loan which was advanced to CGMI on December 31, 2002 in the amount of $105,000. In Mr. Hogendoorn's demand for repayment, he agreed to accept 3,000,000 common shares of CGMI in full payment of said loan. Mr. Hogendoorn's election to convert the debt to shares was agreed to and accepted by the Board of Directors of CGMI.

Transactions  with  David  Aisenstat:

On January 27, 2003, David Aisenstat, a holder of more than 5% of our outstanding stock, advanced CGMI $100,000 through a 7.25% convertible debenture, due on January 28, 2004. Mr. Aisenstat elected to convert the debenture to 2,857,143 common shares in CGMI on October 24, 2003. The interest to be converted or paid on the debenture was nil, and the conversion price per share was $0.035.

On February 8, 2003, David Aisenstat demanded repayment on two loans which were advanced to CGMI on October 30, 2002 and November 29, 2002 in the amount of $50,000 each. In Mr. Aisenstat's demand for repayment, he agreed to accept 2,857,143 common shares of CGMI in full payment of said loans. Mr. Aisenstat's election to convert the debt to shares was agreed to and accepted by the Board of Directors of CGMI.

David Aisenstat loaned CGMI $100,000 on April 30, 2003, and $100,000 on May 27, 2003. Each loan is subject to 8% interest, and due on demand. On October 29, 2003, Mr. Aisenstat demanded repayment of $50,000. In Mr. Aisenstat's demand for repayment he agreed to accept 100,000 common shares of CGMI for the principle amount of $50,000. Mr. Aisenstat's election to convert the debt to shares was agreed to and accepted by the Board of Directors of CGMI. The balance of the two loans outstanding is $150,000 plus accrued interest.

Transaction  with  Ricardo  Rosado:
On May 25, 2001, Ricardo Rosado, our CFO, Chief Operations Officer and a Director, and the Company agreed to convert $5,350 of debt owed by the Company to Mr. Rosado to 35,667 common shares of CGMI. The shares were valued at $.15 per share.

Transaction  with  Martin  Calvert:
On May 25, 2002, Martin Calvert, our Director and the Company agree to convert $12,300 of debt owed by the Company to Mr. Calvert, to 4,100,000 common shares of CGMI.

During May 2004, the Company received a loan from Martin Calvert, for $95,000 due May 13, 2005 bearing interest at a rate of 8% per annum. Upon repayment of the loan to Martin Calvert, the Company will issue to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. The loan plus accrued interest was repaid to Martin Calvert on June 1, 2004 and the warrants were issued.

Information concerning the Merger is set forth in this prospectus in the section titled "Description of Business-Merger with CanOnLine Global Media, Inc."

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"). In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, NS8Corp had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in the Company's securities.

We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Company's common stock began trading on the NASD Over-the Counter Bulletin Board ("OTCBB") on June 7, 2002 under the symbol "DLVN". Prior to June 7, 2002, there was no public trading market on which our common stock was traded. On December 22, 2003, the Company's symbol changed to "NSEO" in connection with our name change from Delivery Now Corp. to NS8 Corporation. The following table sets forth, for the fiscal quarters indicated, the high and low bid prices per share of our common stock as reported on the OTCBB. The quotations reflect inter dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Year Ending December 31, 2002  High Bid   Low Bid
First quarter . . . . . . . .  None       None
Second quarter. . . . . . . .  None       None
Third quarter . . . . . . . .  $     .09  $    .05
Fourth quarter. . . . . . . .  $     .09  $    .05
Year Ending December 31, 2003  High Bid   Low Bid
First quarter . . . . . . . .  $     .05  $    .05
Second quarter. . . . . . . .  $     .10  $    .05
Third quarter . . . . . . . .  $     .10  $    .10
Fourth quarter. . . . . . . .  $    1.70  $    .10

     Our  common  stock  had a 10 for 1 forward stock split on October 24, 2003.

     On June 17, 2004, the last reported sale price for our common stock was $1.10.

HOLDERS

There are approximately one hundred eighty-six (186) record holders of common equity as of May 15, 2004.

OPTIONS  AND  WARRANTS

There are a total 25,920,115 outstanding options and warrants to purchase common equity of NS8CORP as of May 28, 2004.


SHARES  ELIGIBLE  FOR  FUTURE  SALE

We have outstanding 89,213,431 shares of our common stock. Of these shares, 15,250,000 shares are unrestricted and held by non-affiliates, and are freely tradable without restriction under the Securities Act. Non-affiliates currently hold 28,289,216 shares of our restricted common stock and affiliates hold 45,674,215 shares of our restricted common stock. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent (1%) of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, we have issued, or will issue, the Secured Debenture convertible into an estimated 6,909,615 shares of common stock.

DIVIDENDS

As of the date hereof, no cash dividends have been declared on our common stock. We presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

                            DESCRIPTION OF SECURITIES

GENERAL

NS8Corp's authorized capital consists of 300,000,000 shares of common stock, par value $0.0001 per share and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of June 1, 2004, there were 89,213,431 outstanding shares of common stock. None of the shares of the preferred stock have been issued and none are outstanding. Set forth below is a description of certain provisions relating to NS8Corp's capital stock. For additional information, please refer to NS8Corp's Articles of Incorporation and By-Laws and the Delaware statutes.

COMMON  STOCK

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is NS8Corp's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED  STOCK

NS8Corp. is authorized to issue 50,000,000 shares of $0.0001 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.


LIMITATION  OF  LIABILITY:  INDEMNIFICATION

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of NS8Corp from and against  certain  claims  arising  from or related  to future  acts or omissions
as  a  director   or  officer  of  NS8Corp   Insofar  as  indemnification  for
liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NS8Corp. pursuant to the foregoing, or otherwise, NS8Corp has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER  EFFECTS  OF  PROVISIONS  OF  THE  ARTICLES  OF  INCORPORATION

AUTHORIZED  AND  UNISSUED  STOCK

The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of NS8Corp that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with NS8Corp's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company's management.


                                     EXPERTS

The consolidated financial statements for the years ended December 31, 2002 and December 31, 2003 included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                 TRANSFER AGENT

The transfer agent for NS8 Corp. common stock is Continental Stock Transfer & Trust, Inc. Its address is 17 Battery Pl., 8th Fl. New York, NY 10004 and its telephone number is (212) 845-3212.


                                  LEGAL MATTERS

Gottbetter & Partners, LLP, New York, New York, will pass upon the validity of the shares of commons stock offered hereby.


                           HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were subject to the information requirements of the Securities Exchange Act of 1934 (the ("Exchange Act"). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to NS8Corp and the shares to which this prospectus relates. Copies of the registration statement and other information filed by with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 450 Fifth Street, NW, Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as NS8Corp which filed electronically with the Commission at the following Internet address:
(http:www.sec.gov).

                          NS8 CORPORATION AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                        CONTENTS
                                            DECEMBER 31, 2003 AND MARCH 31, 2004
--------------------------------------------------------------------------------

                                                                     Page

INDEPENDENT  AUDITOR'S  REPORT                                       F-2

CONSOLIDATED  FINANCIAL  STATEMENTS

     Consolidated  Balance  Sheets                                   F-3

     Consolidated  Statements  of  Income                            F-4

     Consolidated  Statements  of  Comprehensive  Income             F-5

     Consolidated  Statements  of  Shareholders'  Deficit            F-6

     Consolidated  Statements  of  Cash  Flows                       F-7

     Notes  to  Consolidated  Financial  Statements              F-9  -  F-28

                          INDEPENDENT AUDITOR'S REPORT

Board  of  Directors,  Shareholders,  and  Members
NS8  Corporation
(a  development  stage  company)

We have audited the accompanying consolidated balance sheet of NS8 Corporation (formerly Delivery Now Corp.) and subsidiaries (development stage companies) as of December 31, 2003, and the related consolidated statements of operations, comprehensive loss, shareholders' deficit, and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NS8 Corporation (formerly Delivery Now Corp.) and subsidiaries (development stage companies) as of December 31, 2003, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2003, in conformity with the standards of the Public Company Accounting Oversight Board.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended December 31, 2003, the Company incurred a net loss of $3,925,394 and had negative cash flows from operations of $2,319,746. In addition, the Company had an accumulated deficit of $5,475,089 at December 31, 2003. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP
Los  Angeles,  California
March  19,  2004

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                     CONSOLIDATED BALANCE SHEETS
                                December 31, 2003 and March 31, 2004 (unaudited)
--------------------------------------------------------------------------------

                                      ASSETS

                                                      March 31,      December 31,
                                                         2004            2003
                                                    --------------  --------------
                                                      (unaudited)
ASSETS
  Cash . . . . . . . . . . . . . . . . . . . . . .  $      75,335   $     756,661
  Prepaid expenses and other current assets. . . .         59,263          73,857
                                                    --------------  --------------

    Total current assets . . . . . . . . . . . . .        134,598         830,518

PROPERTY AND EQUIPMENT, net. . . . . . . . . . . .        106,753         104,647
                                                    --------------  --------------

          TOTAL ASSETS . . . . . . . . . . . . . .  $     241,351   $     935,165
                                                    ==============  ==============


                       LIABILITIES AND SHAREHOLDERS' DEFICIT

                                                      March 31,      December 31,
                                                         2004            2003
                                                    --------------  --------------
                                                      (unaudited)
CURRENT LIABILITIES
  Accounts payable and accrued expenses. . . . . .  $     186,152   $     145,045
  Accrued payroll. . . . . . . . . . . . . . . . .      1,413,109       1,251,948
  Current portion of capital lease obligations . .         16,067          11,344
  Short-term loans . . . . . . . . . . . . . . . .        225,000         225,000
  Loans from officers/shareholders . . . . . . . .        351,061         149,825
                                                    --------------  --------------

    Total current liabilities. . . . . . . . . . .      2,191,389       1,783,162
                                                    --------------  --------------

CAPITAL LEASE OBLIGATIONS, net of current portion.          3,089           6,242
                                                    --------------  --------------

      Total liabilities. . . . . . . . . . . . . .      2,194,478       1,789,404
                                                    --------------  --------------

COMMITMENTS

SHAREHOLDERS' DEFICIT
  Preferred stock, $0.0001 par value
    50,000,000 shares authorized
    no shares issued and outstanding . . . . . . .              -               -
  Common stock, $0.0001 par value
    300,000,000 shares authorized
    88,278,851 shares (unaudited) and
    84,253,681 shares issued and outstanding . . .          8,828           8,426
  Additional paid-in capital . . . . . . . . . . .     10,365,662       4,647,684
  Deferred compensation - common stock . . . . . .     (4,783,333)              -
  Accumulated other comprehensive loss . . . . . .        (32,493)        (35,260)
  Deficit accumulated in the development stage . .     (7,511,791)     (5,475,089)
                                                    --------------  --------------

    Total shareholders' deficit. . . . . . . . . .     (1,953,127)       (854,239)
                                                    --------------  --------------

      TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT.  $     241,351   $     935,165
                                                    ==============  ==============

The  accompanying  notes  are  an  integral  part of these financial statements.

                                                                                                    NS8 CORPORATION
                                                                                      (A DEVELOPMENT STAGE COMPANY)
                                                                                         CONSOLIDATED STATEMENTS OF
                                                                                                             INCOME
                                                                                        FOR THE YEAR ENDED DECEMBER
                                                                                             31, 2003 AND 2002, AND
                                                                                         FOR THE THREE MONTHS ENDED
                                                                                    MARCH 31, 2004 (UNAUDITED), AND
                                                                                         FOR THE THREE MONTHS ENDED
                                                                                                MARCH 31, 2003, AND
                                                                                       FOR THE PERIOD FROM JUNE 18,
                                                                     1999 (INCEPTION) TO MARCH 31, 2004 (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------

                                                                                                       For the
                                      For the         For the                                        Period from
                                    Three Months    Three Months      For the         For the       June 18, 1999
                                       Ended           Ended         Year Ended      Year Ended     (Inception) to
                                     March 31,       March 31,      December 31,    December 31,      March 31,
                                        2004            2003            2003            2002             2004
                                   --------------  --------------  --------------  --------------  ----------------
                                    (unaudited)     (unaudited)                                      (unaudited)
OPERATING EXPENSES
  Research and development. . . .  $     245,272   $     121,570   $   1,382,000   $      95,723   $     1,844,344
  General and administrative. . .      1,779,809         413,809       2,518,058         825,804         5,666,789
                                   --------------  --------------  --------------  --------------  ----------------

    Total operating expenses. . .      2,025,081         535,379       3,900,058         921,527         7,511,133
                                   --------------  --------------  --------------  --------------  ----------------

LOSS FROM OPERATIONS. . . . . . .     (2,025,081)       (535,379)     (3,900,058)       (921,527)       (7,511,133)
                                   --------------  --------------  --------------  --------------  ----------------

OTHER INCOME (EXPENSE)
  Other expense . . . . . . . . .            181             634          27,594          35,165            75,761
  Interest expense. . . . . . . .         11,460          10,916         (52,930)         (6,669)          (76,419)
                                   --------------  --------------  --------------  --------------  ----------------

    Total other income (expense).        (11,641)        (11,550)        (25,336)         28,496              (658)
                                   --------------  --------------  --------------  --------------  ----------------

NET LOSS. . . . . . . . . . . . .  $  (2,036,722)  $    (546,929)  $  (3,925,394)  $    (893,031)  $    (7,511,791)
                                   ==============  ==============  ==============  ==============  ================

BASIC AND DILUTED LOSS PER SHARE.  $       (0.02)  $       (0.01)  $       (0.07)  $       (0.02)
                                   ==============  ==============  ==============  ==============

WEIGHTED-AVERAGE COMMON SHARES
  OUTSTANDING . . . . . . . . . .     86,505,397      51,215,204      58,900,389      41,870,714
                                   ==============  ==============  ==============  ==============

The  accompanying  notes  are  an  integral  part of these financial statements.

                                                                                                      NS8 CORPORATION
                                                                                        (A DEVELOPMENT STAGE COMPANY)
                                                                                           CONSOLIDATED STATEMENTS OF
                                                                                          COMPREHENSIVE INCOME (LOSS)
                                                                                     FOR THE THREE MONTHS ENDED MARCH
                                                                                    31, 2004 AND 2003 (UNAUDITED) AND
                                                                                    FOR THE PERIOD FROM JUNE 18, 1999
                                                                            (INCEPTION) TO MARCH 31, 2004 (UNAUDITED)
---------------------------------------------------------------------------------------------------------------------

                                                                                                         For the
                                        For the         For the                                        Period from
                                      Three Months    Three Months      For the         For the       June 18, 1999
                                         Ended           Ended         Year Ended      Year Ended     (Inception) to
                                       March 31,       March 31,      December 31,    December 31,      March 31,
                                          2004            2003            2003            2002             2004
                                     --------------  --------------  --------------  --------------  ----------------
                                      (unaudited)      unaudited)                                       (unaudited)
NET LOSS. . . . . . . . . . . . . .  $  (2,036,702)  $    (546,929)  $  (3,925,394)  $    (893,031)  $    (7,511,791)

OTHER COMPREHENSIVE LOSS
  Foreign currency exchange losses.         (2,767)        (24,291)        (37,934)         (2,518)          (32,493)
                                     --------------  --------------  --------------  --------------  ----------------

COMPREHENSIVE LOSS. . . . . . . . .  $  (2,039,469)  $    (571,220)  $  (3,963,328)  $    (895,549)  $    (7,544,284)
                                     ==============  ==============  ==============  ==============  ================

The  accompanying  notes  are  an  integral  part of these financial statements.

                                                                                                                  NS8 CORPORATION
                                                                                                    (A DEVELOPMENT STAGE COMPANY)
                                                                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                                                                  For the Period from June 18, 1999 (Inception) to March 31, 2004
---------------------------------------------------------------------------------------------------------------------------------

                                                                                       Accumulated       Deficit
                                                                                          Other        Accumulated
                                                         Additional                   Comprehensive      in the
                                  Common Stock            Paid-In       Deferred         Income        Development
                           ---------------------------  ------------
                              Shares         Amount       Capital     Compensation       (Loss)           Stage          Total
                           -------------  ------------  ------------  -------------  ---------------  -------------  ------------
Balance, June 18, . . . .             -   $         -   $         -   $          -   $            -   $          -   $         -
  1999 (inception)
Issuance of shares
  for cash. . . . . . . .     4,130,000           413         5,203                                                        5,616
Conversion of debt
  to common stock . . . .    29,281,406         2,928        36,885                                                       39,813
Net loss                                                                                                   (31,905)      (31,905)
                           -------------  ------------  ------------  -------------  ---------------  -------------  ------------

Balance, December 31,
  1999                       33,411,406         3,341        42,088              -                -        (31,905)       13,524
Exercise of stock
  options . . . . . . . .     2,000,000           200          (200)                                                           -
Options granted
  for services                                                3,400                                                        3,400
Issuance of shares
  for services. . . . . .        20,000             2         1,018                                                        1,020
Issuance of shares
  for cash. . . . . . . .     3,239,112           324       283,815                                                      284,139
Issuance of shares
  for offering costs. . .       150,000            15        22,485                                                       22,500
Offering costs                                              (33,242)                                                     (33,242)
Foreign exchange
  translation                                                                                  (681)                        (681)
Net loss. . . . . . . . .                                                                                 (232,829)     (232,829)
                           -------------  ------------  ------------  -------------  ---------------  -------------  ------------

Balance, December 31,
  2000                       38,820,518   $     3,882   $    319,364  $          -   $         (681)  $   (264,734)  $    57,831
Conversion of debt
  to common stock . . . .        35,667             4         5,346                                                        5,350
Exercise of options . . .       450,000            45           (45)                                                           -
Issuance of shares
  for service . . . . . .        50,000             5           195                                                          200
Buy-back of shares. . . .    (1,025,000)         (103)       (2,559)                                                      (2,662)
Foreign exchange
  translation                                                                                 5,873                        5,873
Net loss                                                                                                  (391,930)     (391,930)
                           -------------  ------------  ------------  -------------  ---------------  -------------  ------------

Balance, December 31,
  2001                       38,331,185         3,833       322,301              -            5,192       (656,664)     (325,338)
Conversion of debt
  to common stock . . . .     7,923,448           793       151,507              -                                       152,300
Issuance of shares for
  employee compensation .     2,310,000           231        80,619        (56,000)                                       24,850
Cancellation of shares. .    (1,000,000)         (100)          100                                                            -
Foreign exchange
  translation                                                                                (2,518)                      (2,518)
Net loss                                                                                                  (893,031)     (893,031)
                           -------------  ------------  ------------  -------------  ---------------  -------------  ------------

Balance, December 31,
  2002                       47,564,633   $     4,757   $   554,527   $    (56,000)  $        2,674   $ (1,549,695)  $(1,043,737)
Conversion of debt. . . .    12,385,714         1,239       684,782              -                -              -       686,021
Issuance of shares
  for cash. . . . . . . .     4,833,334           483     2,444,517              -                -              -     2,445,000
Issuance of shares for
  employee compensation .     3,720,000           372       947,933         56,000                                     1,004,305
Issuance of shares
  for services. . . . . .       500,000            50        17,450              -                -              -        17,500
Issuance of shares to
  pre-reverse merger
  shareholders. . . . . .    15,250,000         1,525        (1,525)             -                -              -             -
Foreign exchange
  translation . . . . . .             -             -             -              -          (37,934)             -       (37,934)
Net loss. . . . . . . . .             -             -             -              -                -     (3,925,394)   (3,925,394)
                           -------------  ------------  ------------  -------------  ---------------  -------------  ------------

Balance, December 31,
  2003                       84,253,681         8,426     4,647,684              -          (35,260)    (5,475,089)     (854,239)
Issuance of shares for
  employee compensation
  (unaudited) . . . . . .     4,000,000           400     5,459,600     (4,783,333)                                      676,667
Issuance of shares for
  services (unuadited). .        25,170             2        36,998              -                -              -        37,000
Warrants issued as debt
  discount (unaudited). .             -             -        51,380                                                       51,380
Compensation charge for
  in-the-money stock
  options (unaudited) . .             -             -       170,000                                                      170,000
Foreign exchange
  translation (unaudited)             -             -                                         2,767                        2,767
Net loss (unaudited). . .             -             -             -              -                -     (2,036,702)   (2,036,702)
                           -------------  ------------  ------------  -------------  ---------------  -------------  ------------

Balance, March 31,
  2004 (unaudited). . . .    88,278,851   $     8,828   $10,365,662   $ (4,783,333)  $      (32,493)  $ (7,511,791)  $(1,953,127)
                           =============  ============  ============  =============  ===============  =============  ============

The  accompanying  notes  are  an  integral  part of these financial statements.

                                                                                               (A DEVELOPMENT STAGE COMPANY)
                                                                                                  CONSOLIDATED STATEMENTS OF
                                                                                                                  CASH FLOWS
                                                                                                 FOR THE YEAR ENDED DECEMBER
                                                                                                      31, 2003 AND 2002, AND
                                                                                                  FOR THE THREE MONTHS ENDED
                                                                                             MARCH 31, 2004 (UNAUDITED), AND
                                                                                                  FOR THE THREE MONTHS ENDED
                                                                                                         MARCH 31, 2003, AND
                                                                                                FOR THE PERIOD FROM JUNE 18,
                                                                              1999 (INCEPTION) TO MARCH 31, 2004 (UNAUDITED)
----------------------------------------------------------------------------------------------------------------------------

                                                                                                                For the
                                               For the         For the                                        Period from
                                             Three Months    Three Months      For the         For the       June 18, 1999
                                                Ended           Ended         Year Ended      Year Ended     (Inception) to
                                              March 31,       March 31,      December 31,    December 31,      March 31,
                                                 2004            2003            2003            2002             2004
                                            --------------  --------------  --------------  --------------  ----------------
                                             (unaudited)     (unaudited)                                      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss . . . . . . . . . . . . . . . .  $  (2,036,702)  $    (546,929)  $  (3,925,394)  $    (893,031)  $    (7,511,791)
  Adjustments to reconcile net loss to net
    cash used in operating activities
      Depreciation and amortization. . . .          8,783           4,210          26,343           7,732            52,994
      Compensation change for
        in-the-money stock options . . . .        170,000               -               -               -           170,000
      Accretion of warrants issued as
        as debt discount . . . . . . . . .          2,823               -               -               -             2,823
      Issuance of stock for services . . .         37,000          17,500          17,500               -            55,720
      Issuance of stocks for compensation.        676,667          (4,278)      1,004,305          24,850         1,705,822
      Options granted for services . . . .              -               -               -               -             3,400
      (Increase) decrease in
        Accounts receivable. . . . . . . .              -               -               -          12,796                 -
        Prepaid expenses and other
          current assets . . . . . . . . .         14,594         (70,754)        (62,686)         (1,015)          (59,263)
      Increase (decrease) in
        Accounts payable and accrued
          expenses . . . . . . . . . . . .         43,989         (64,555)          8,820          91,719           222,719
        Accrued payroll. . . . . . . . . .        161,161         230,736         611,366         448,375         1,413,109
                                            --------------  --------------  --------------  --------------  ----------------

Net cash used in operating activities. . .       (921,685)       (434,070)     (2,319,746)       (308,574)       (3,947,349)
                                            --------------  --------------  --------------  --------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment . . .  $     (10,889)  $     (51,455)  $     (90,760)  $     (23,149)  $      (114,966)
                                            --------------  --------------  --------------  --------------  ----------------

Net cash used in investing activities. . .        (10,889)        (51,455)        (90,760)        (23,149)         (114,966)
                                            --------------  --------------  --------------  --------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on notes payable. . . . . . . .              -          (1,967)         (1,967)              -                 -
  Proceeds from notes payable. . . . . . .        250,000               -               -             218           250,218
  Proceeds from convertible debentures . .              -         600,000         600,000               -           600,000
  Proceeds from issuance of common
    stock. . . . . . . . . . . . . . . . .              -               -       2,445,000               -         2,757,254
  Proceeds from loans from officers/
    shareholders . . . . . . . . . . . . .              -               -         400,000         363,775           872,650
  Payments on loans from officers/
    shareholders . . . . . . . . . . . . .              -         (32,892)        (70,361)              -           (70,361)
  Proceeds from short term loans . . . . .              -               -         225,000               -           225,000
  Payments for redemption of shares. . . .              -               -               -               -            (2,662)
  Offering costs . . . . . . . . . . . . .              -               -               -               -           (33,242)
  Payments on convertible debentures . . .              -               -        (400,000)              -          (400,000)
  Payments on capital lease obligations. .         (1,519)         (2,381)        (24,573)              -           (28,714)
                                            --------------  --------------  --------------  --------------  ----------------

Net cash provided by financing activities.        248,481         562,760       3,173,099         363,993         4,170,143
                                            --------------  --------------  --------------  --------------  ----------------

EFFECT OF EXCHANGE RATE CHANGES
  ON CASH. . . . . . . . . . . . . . . . .          2,767          18,943         (37,934)         (2,518)          (32,493)
                                            --------------  --------------  --------------  --------------  ----------------

Net increase in cash and cash
  equivalents. . . . . . . . . . . . . . .       (681,326)         96,178         724,659          29,752            75,335
                                            --------------  --------------  --------------  --------------  ----------------

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD. . . . . . . . . . .        756,661          32,002          32,002           2,250                 -
                                            --------------  --------------  --------------  --------------  ----------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD. . . . . . . . . . . . . .  $      75,335   $     128,180   $     756,661   $      32,002   $        75,335
                                            ==============  ==============  ==============  ==============  ================

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

  INTEREST PAID. . . . . . . . . . . . . .  $      11,450   $      10,916   $       6,849   $       6,669   $        47,987
                                            ==============  ==============  ==============  ==============  ================

The  accompanying  notes  are  an  integral  part of these financial statements.

                                                                 NS8 CORPORATION
                                                   (A DEVELOPMENT STAGE COMPANY)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                              FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002, AND
                      FOR THE THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED), AND
                                  FOR THE THREE MONTHS ENDED MARCH 31, 2003, AND
     FOR THE PERIOD FROM JUNE 18, 1999 (INCEPTION) TO MARCH 31, 2004 (UNAUDITED)
--------------------------------------------------------------------------------

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES During the year ended December 31, 2003, the Company completed the following:

- issued 12,385,714 shares of common stock for the conversion of loans from officers/shareholders of $481,021.

-     entered  into  a  capital lease agreement for equipment valued at $20,615.

During the year ended December 31, 2002, the Company issued 7,923,448 shares of common stock for the conversion of a note payable of $152,300.

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS

CanOnline Global Media, Inc. ("CGMI") was formed in the state of Washington on March 15, 2000. On September 12, 2000, CGMI entered into a Share Consideration, Assignment, and Transfer Agreement, whereby it acquired all of the outstanding common stock of CanOnline Media Corporation ("CMC") in exchange for an aggregate of 38,405,517 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of CMC, with CMC as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of CGMI reflect the historical financial statements of CMC from its incorporation on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of CGMI subsequent to September 12, 2000. CGMI did not have any assets or liabilities at the date of the acquisition and did not have any operations prior to the acquisition. Therefore, pro forma information is not presented.

On December 18, 2003, CGMI closed a merger agreement with Delivery Now Corp., a Delaware corporation and publicly traded company (the "Parent"), and DLVN Acquisition Co., a Delaware corporation and wholly owned subsidiaries of the Parent (the "Merger Sub"). Delivery Now Corp. was incorporated in the state of Delaware on October 3, 2000. As part of the reverse merger, on December 17, 2003, Delivery Now Corp. changed its fiscal year end from September 30 to December 31 and changed its name to NS8 Corporation.

Pursuant to the Agreement, (i) the Merger Sub was merged into CGMI with CGMI becoming the surviving corporation, (ii) the holders of the 66,670,346 shares of issued and outstanding Company common stock exchanged their Company common stock for shares of Registrant's common stock at a one-for-one ratio, receiving in the aggregate 66,670,346 shares of the Parent's common stock in exchange for their shares of Company common stock, (iii) the holders of options to acquire an aggregate of 14,886,702 shares of CGMI's common stock exchanged their options for options to acquire the Parent's common stock at a one-for-one ratio, receiving in the aggregate options to acquire 14,886,702 shares of the Parent's common stock, (iv) CGMI's outstanding 7.25% convertible debentures in the principal amount of $400,000 were assumed by the Parent and became convertible into shares of the Parent's common stock at a one-for-one ratio, and (v) the 100 shares of common stock of the Merger Sub issued and outstanding prior to the merger were converted into 100 shares of CGMI's common stock, with CGMI becoming a wholly-owned subsidiaries of the Parent.

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS  (CONTINUED)

Immediately after the conversions, the aggregate number of shares of the Parent's common stock issuable to CGMI was equal to approximately 81.4% of the Parent's total outstanding common stock. For accounting purposes, the transaction has been treated as a recapitalization of CGMI, with CGMI as the accounting acquirer (reverse acquisition). Accordingly, the financial statements of NS8 reflect the historical financial statements of CGMI from the incorporation of its wholly-owned subsidiary, CMC, on June 18, 1999 in Vancouver, British Columbia, Canada, and the operations of NS8 subsequent to December 18, 2003.

Summarized pro forma balance sheet and results of operations for the year ended December 31, 2003 are presented below to show the effect of the acquisition as if it had occurred as of the beginning of the period presented:

                                    CGMI         the Parent    Adjustments       Combined
                               ---------------  ------------  -------------     -----------
ASSETS
  Cash and cash
    equivalents . . . . . . .  $      756,661   $    10,920   $    (10,920)(B)  $   756,661
  Accounts receivable . . . .               -        91,572        (91,572)(B)            -
  Loan receivable -
    employees . . . . . . . .               -         2,705         (2,705)(B)            -
  Prepaid expenses and
    other current assets. . .          73,857         2,596         (2,596)(B)       73,857
  Property and equipment,
    net . . . . . . . . . . .         104,647         3,848         (3,848)(B)      104,647
  Other assets. . . . . . . .               -         2,696         (2,696)(B)            -
                               ---------------  ------------  -------------     -----------

TOTAL ASSETS. . . . . . . . .  $      935,165   $   114,337   $   (114,337)     $   935,165
                               ===============  ============  =============     ===========

LIABILITIES AND
SHAREHOLDERS' DEFICIT
  Accounts payable and
    accrued expenses. . . . .  $      130,088   $    74,155   $    (31,514)(B)  $   172,729
  Line of credit. . . . . . .               -         5,649         (5,649)(B)            -
  Accrued payroll . . . . . .       1,251,948             -              -        1,251,948
  Capital lease obligations .          17,586             -              -           17,586
  Loans from officers/
    shareholders. . . . . . .         149,825        55,641        (55,641)(B)      149,825
  Short-term loans. . . . . .         225,000        37,809        (37,809)(B)      225,000

 (continued)

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS  (CONTINUED)

                                    CGMI         the Parent    Adjustments       Combined
                               ---------------  ------------  -------------     -----------
  Preferred stock, $0.001
    par value . . . . . . . .  $            -   $         -   $          -      $         -
  Preferred stock, $0.0001
    par value . . . . . . . .               -             -              -                -
  Common stock, $0.0001
    par value . . . . . . . .               -           402           (402)(A)
                                                                    10,921 (B)       10,921
  Common stock, $0.001
    par value . . . . . . . .          69,004             -        (69,004)(B)            -
  Additional paid-in capital.       4,587,106       128,273            402 (A)
                                                                    58,083 (B)
                                                                  (128,273)(B)
                                                                    (7,083)(B)    4,638,508
  Accumulated other
    comprehensive
    loss. . . . . . . . . . .         (35,260)            -              -          (35,260)
  Accumulated deficit . . . .      (5,460,132)     (187,592)       151,632 (B)   (5,496,092)
                               ---------------  ------------  -------------     -----------

TOTAL LIABILITIES AND
SHAREHOLDERS' DEFICIT . . . .  $      935,165   $   114,337   $   (114,337)     $   935,165
                               ===============  ============  =============     ===========

     (A)  To  eliminate  common  stock  of  the  Parent.
     (B) To record issuance of shares by CGMI to acquire the Parent and sale of the BMW Messenger Services subsidiary to shareholders of the Parent.

                             CGMI       the Parent    Adjustments     Combined
                         ------------  ------------  -------------  ------------
Revenues. . . . . . . .  $         -   $   848,093   $(848,093)(A)  $         -
Service expenses. . . .            -      (542,174)    542,174 (A)            -
Research and
  development . . . . .   (1,382,000)            -              -    (1,382,000)
General and
  administrative. . . .   (2,518,058)     (409,924)    297,782 (A)   (2,630,200)
Other income. . . . . .       27,594             -           - (A)       27,594
Interest expense. . . .      (52,930)       (3,375)         3,375       (52,930)
                         ------------  ------------  -------------  ------------

NET LOSS. . . . . . . .  $(3,925,394)  $  (107,380)  $     (4,762)  $(4,037,536)
                         ============  ============  =============  ============

 (continued)

                             CGMI       the Parent    Adjustments     Combined
                         ------------  ------------  -------------  ------------
BASIC AND DILUTED LOSS
  PER SHARE . . . . . .  $     (0.07)  $         -
                         ============  ============

WEIGHTED-AVERAGE
  NUMBER OF SHARES
  OUTSTANDING . . . . .   58,167,101    40,200,000
                         ============  ============

     (A) To record issuance of shares by CGMI to acquire the Parent and sale of the BMW Messenger Services subsidiary to shareholders of the Parent.

Summarized pro forma balance sheet and results of operations for the year ended December 31, 2002 are presented below to show the effect of the acquisition as if it had occurred as of the beginning of the period presented:

                                    CGMI         the Parent    Adjustments     Combined
                               ---------------  ------------  -------------  ------------
ASSETS
  Cash and cash
    equivalents . . . . . . .  $       32,002   $    20,034   $ (20,034)(B)  $    32,002
  Accounts receivable . . . .               -        95,660     (95,660)(B)            -
  Loan receivable -
    employees . . . . . . . .               -         3,909      (3,909)(B)            -
    Prepaid expenses and
    other current assets. . .          11,171        10,055     (10,055)(B)       11,171
  Property and equipment,
    net . . . . . . . . . . .          18,758         1,885      (1,885)(B)       18,758
  Other assets. . . . . . . .               -         2,696      (2,696)(B)            -
                               ---------------  ------------  -------------  ------------

TOTAL ASSETS. . . . . . . . .  $       61,931   $   134,239   $   (134,239)  $    61,931
                               ===============  ============  =============  ============

LIABILITIES AND
SHAREHOLDERS' DEFICIT
  Accounts payable and
    accrued expenses. . . . .  $      157,255   $    23,096   $ (11,548)(B)  $   168,803
  Accrued payroll . . . . . .         640,582             -              -       640,582
  Convertible debentures. . .           1,967             -              -         1,967
  Capital lease obligations .          20,687             -              -        20,687
  Loans from officers/
    shareholders. . . . . . .         275,186             -              -       275,186
  Notes payable . . . . . . .               -        62,680     (62,680)(A)            -

 (continued)

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS  (CONTINUED)

                                    CGMI         the Parent    Adjustments     Combined
                               ---------------  ------------  -------------  ------------
  Preferred stock, $0.001
    par value . . . . . . . .  $            -   $         -   $        -     $         -
  Preferred stock, $0.0001
    par value . . . . . . . .               -             -            -               -
  Common stock, $0.0001
    par value . . . . . . . .               -           402         (402)(A)
                                                                  10,921 (B)       10,921
  Common stock, $0.001
    par value . . . . . . . .          47,565             -      (47,565)(B)            -
  Additional paid-in capital.         511,719       128,273          402 (A)
                                                                  36,644 (B)
                                                                (128,273)(B)
                                                                  (7,912)(B)      540,853
  Deferred compensation . . .         (56,000)            -              -        (56,000)
  Accumulated other
    comprehensive
    income. . . . . . . . . .           2,674             -            -            2,674
  Accumulated deficit . . . .      (1,539,704)      (80,212)      76,174 (B)   (1,543,742)
                               ---------------  ------------  -------------  ------------

TOTAL LIABILITIES AND
SHAREHOLDERS' DEFICIT . . . .  $       61,931   $   134,239   $ (134,239)    $     61,931
                               ===============  ============  =============  ============

     (A)  To  eliminate  common  stock  of  the  Parent.
     (B) To record issuance of shares by CGMI to acquire the Parent and sale of the BMW Messenger Services subsidiary to shareholders of the Parent.

                             CGMI       the Parent     Adjustments    Combined
                         ------------  -------------  -------------  ----------
Revenues. . . . . . . .  $         -   $    801,723   $(801,723)(A)  $       -
Service expenses. . . .            -       (532,969)    532,969 (A)          -
Selling expenses. . . .            -        (15,651)     15,651 (A)          -
Research and
  development . . . . .      (95,723)             -               -    (95,723)
General and
  administrative. . . .     (825,804)      (338,689)    257,404 (A)   (907,089)
Other expense . . . . .       35,165            263        (263)(A)     35,165
Interest expense. . . .       (6,669)             -               -     (6,669)
                         ------------  -------------  -------------  ----------

NET LOSS. . . . . . . .  $  (893,031)  $    (85,323)  $       4,038  $(974,316)
                         ============  =============  =============  ==========

 (continued)

NOTE  1  -  ORGANIZATION  AND  LINE  OF  BUSINESS  (CONTINUED)

                             CGMI       the Parent     Adjustments    Combined
                         ------------  -------------  -------------  ----------
BASIC AND DILUTED LOSS
  PER SHARE . . . . . .  $     (0.02)  $      (0.02)
                         ============  =============

WEIGHTED-AVERAGE
  NUMBER OF SHARES
  OUTSTANDING . . . . .   41,870,714      3,804,852
                         ============  =============

     (A) To record issuance of shares by CGMI to acquire the Parent and sale of the BMW Messenger Services subsidiary to shareholders of the Parent.

NS8, CGMI, and CMC (collectively, the "Company") design and produce online business applications in the areas of streaming software, digital media rights, data-content management, audio-video communications, and corporate collaboration systems.

NOTE  2  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with the standards of the Public Company Accounting Oversight Board, which contemplate continuation of the Company as a going concern. During the year ended December 31, 2003, the Company incurred a net loss of $3,925,394 and had negative cash flows from operations of $2,319,746. In addition, the Company had an accumulated deficit of $5,475,089 at December 31, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for its capital needs during the year ended December 31, 2004 by issuing debt and equity securities and by the continued development of its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.


NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  Consolidation
-----------------------------
The consolidated financial statements include the accounts of NS8 and its wholly owned subsidiaries, CGMI and CMC. All significant inter-company accounts and transactions are eliminated in consolidation.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Development  Stage  Enterprise
------------------------------
The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to establish a new business, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

ComprehensiveIncome  (Loss)
---------------------------
The Company utilizes SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income (loss) and its components in a financial statement. Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income (loss), which are excluded from net income (loss), include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on available-for-sale securities.

Cash  and  Cash  Equivalents
----------------------------
For the purpose of the statements of cash flows, the Company consider all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property  and  Equipment
------------------------
Property and equipment are stated at cost. The Company provides for depreciation and amortization using the double-declining method over estimated useful lives of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Fair  Value  of  Financial  Instruments
---------------------------------------
The Company's financial instruments include cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, and accrued payroll. The book value of all other financial instruments are representative of their fair values.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Stock-Based  Compensation
-------------------------
SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting method of APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB Opinion No. 25 using the intrinsic value method.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2003 and 2002 and the three months ended March 31, 2004 and 2003:

                                  For  the  Years  Ended       For the Three Months Ended
                               ------------------------------  -------------------------
                                December 31,    December 31,    March 31,     March 31,
                                    2003            2002           2004         2003
                               --------------  --------------  ------------  -----------
                                                               (unaudited)    (unaudited)
  Net loss
    As reported . . . . . . .  $  (3,860,437)  $    (893,031)  $(2,036,702)  $ (546,929)
    Add stock based
      employee compensation
      expense included in net
      income, net of tax. . .              -               -             -            -
  Deduct total stock based
    employee compensation
  expense determined
  under fair value method
  for all awards, net of tax.       (446,601)              -             -     (446,601)
                               --------------  --------------  ------------  -----------

  PRO FORMA . . . . . . . . .  $  (4,307,038)  $    (893,031)  $(2,036,702)  $ (993,530)
                               ==============  ==============  ============  ===========

                              For  the  Years  Ended      For the Three Months Ended
                          ------------------------------  ------------------------
                           December 31,    December 31,    March 31,    March 31,
                               2003            2002          2004         2003
                          --------------  --------------  -----------  -----------
                                                          (unaudited)  (unaudited)
  Loss per common share
  Basic - as reported. .  $       (0.07)  $       (0.02)  $    (0.02)  $    (0.01)
  Basic - pro forma. . .  $       (0.07)  $       (0.02)  $    (0.02)  $    (0.01)
  Diluted - as reported.  $       (0.07)  $       (0.02)  $    (0.02)  $    (0.01)
  Diluted  pro forma . .  $       (0.07)  $       (0.02)  $    (0.02)  $    (0.02)

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

-------------------------
For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2003: dividend yield of 0%; expected volatility of 100%; risk-free interest rate of 1.2%; and expected life of five years.

Loss  Per  Share
----------------
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Common equivalent shares are excluded from the computation if their effect is anti-dilutive.

The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive:

                            For the Three Months    For  the  Years
                            Ended  March  31,      Ended December 31,
                          -----------------------  ----------------
                             2004         2003        2003     2002
                          -----------  ----------  ----------  ----
                          (unaudited)  (unaudited)
  Options outstanding
    under the Company's
    stock option plans .   19,229,202  14,886,702  14,886,702     -
  Warrants . . . . . . .    2,100,000           -   2,000,000     -

Research  and  Development
--------------------------
Research  and  Development  costs  are  charged  to  operations  as  incurred.

Income  Taxes
-------------
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Foreign  Currency  Translation
------------------------------
Assets and liabilities in foreign currencies are translated at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at the exchange rate prevailing at the transaction date, and the resulting gains and losses are reflected in the statements of operations. Gains and losses arising from translation of a subsidiary's foreign currency financial statements are shown as a component of shareholders' equity as accumulated other comprehensive income (loss).

Estimates
---------
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations  of  Credit  Risk
--------------------------------
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


NOTE  4  -  PROPERTY  AND  EQUIPMENT

Property and equipment at March 31, 2004 and December 31, 2003 consisted of the following:

                                    March 31,   December 31,
                                       2004         2003
                                    ----------  -------------
                                    (unaudited)
  Computer equipment and software.  $   87,142  $      76,540
  Furniture and equipment. . . . .      40,851         40,564
  Vehicles . . . . . . . . . . . .      25,172         25,172
  Leaseholds improvements. . . . .       8,316          8,316
                                    ----------  -------------
                                       161,481        150,592
  Less accumulated depreciation
  and amortization . . . . . . . .      54,728         45,945
                                    ----------  -------------

  TOTAL. . . . . . . . . . . . . .  $  106,753  $     104,647
                                    ==========  =============

NOTE  4  -  PROPERTY  AND  EQUIPMENT  (CONTINUED)

Depreciation  and  amortization  expense  was  $8,763  (unaudited),  $4,210
(unaudited), $26,343, $7,732, and $52,994 (unaudited), for the three months ended March 31, 2004 and 2003, the years ended December 31, 2003 and 2002, and the period from June 18, 1999 (inception) to March 31, 2004, respectively.


NOTE  5  -  SHORT-TERM  LOANS

Amounts due under short-term loans earn interest at 8% per annum and are payable on demand.


NOTE  6  -  CONVERTIBLE  DEBENTURES

On January 28, 2003, the Company issued 600 convertible debentures at a price of $1,000 per debenture to six investors for a total price of $600,000. The convertible debentures bear interest at 7.25% per annum and mature on January 28, 2004. Immediately subsequent to the maturity date, any unconverted principal amount will be automatically converted into shares of common stock. The conversion price for the debentures will be $0.035 per share of the Company's common stock subject to certain limitations of the purchase agreement.

Two of the six investors are related parties of the Company. In October 2003, the two related party investors converted their debentures of $200,000 into 5,714,286 shares of common stock, and the remaining balance of $400,000 plus accrued interest was repaid in December 2003.


NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES

Leases
------
The Company leases its facilities under various non-cancelable operating leases, which require monthly payments ranging from $150 to $6,261 and expire through March 2005. In addition, the Company leases various equipment under capital lease obligations, which require monthly payments ranging from $272 to $500, bear interest at approximately 20% per annum, and expire through May 2006.

NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

------
Future minimum lease payments under these non-cancelable operating and capital lease obligations at December 31, 2003 were as follows:


Year Ending                           Operating   Capital
December 31,                            Leases     Leases
------------------------------------  ----------  --------
2004 . . . . . . . . . . . . . . . .  $  140,566  $ 11,344
2005 . . . . . . . . . . . . . . . .       9,785     8,071
2006 . . . . . . . . . . . . . . . .           -     2,002
                                      ----------  --------

                                         150,351    21,417
                                      ==========
  Less amount representing interest.                 3,831
                                                ----------

                                                    17,586
  Less current portion . . . . . . .                11,344
                                                ----------

    LONG-TERM PORTION. . . . . . . .            $    6,242
                                                ==========

Rent  expense  was  $40,618 (unaudited), $18,234 (unaudited), $119,997, $26,504, and $203,622 (unaudited), for the three months ended March 31, 2004 and 2003, the years ended December 31, 2003 and 2002 and the period from June 18, 1999 (inception) to March 31, 2004, respectively.

Leased capital assets included in property and equipment at December 31, 2003 were estimated to be as follows:

     Computer  equipment                $     21,472
     Vehicles                                 25,172
                                        ------------

                                              46,644
     Less  accumulated  depreciation          28,393
                                        ------------

          TOTAL                         $     18,251
                                        ============

Depreciation expense for assets under capital leases was $3,516 (unaudited), $1,349 (unaudited), $12,143, $2,633, and $31,914 (unaudited), for the three months ended March 31, 2004 and 2003, the years ended December 31, 2003 and 2002 and the period from June 18, 1999 (inception) to March 31, 2004, respectively.

NOTE  7  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

Employment  Agreements
----------------------
The Company entered into an employment agreement with its President for a term of three years, commencing May 1, 2003 and ending, unless terminated earlier, on May 1, 2006 at a salary of $150,000 per annum. In October 2003, this employment agreement was terminated.

The Company has entered into employment agreements with its Chief Executive Officer, Chief Technology Officer, Chief Software Architect, Chief Financial
Officer, and Senior Vice President, Legal Affairs, for annual salaries of $150,000, $150,000, $120,000, $110,000, and $135,000, respectively. The agreements each have a termination without cause severance payment of 36 months of salary, which at December 31, 2003 would be $450,000, $450,000, $360,000,
$330,000 and $405,000, respectively. These agreements do not have termination dates.

In January and February 2004, the Company entered into employment agreements with its President and its Chief Marketing Officer at annual salaries of $180,000 and $125,000, respectively. In addition, each officer was granted 2,000,000 restricted, unregistered shares of common stock and options to purchase 2,000,000 and 1,500,000 shares of common stock, respectively, at exercise prices equal to the Company's stock price on the date of the employment agreement.

The stock options vest one year from the grant date and expire five years after the vesting date. The officers will forfeit all stock and options if their employment agreements are terminated by either the Company or the officer during the first year of employment. The officers will also be eligible to participate in additional stock or option bonus plans of the Company after the first year of employment. The employment agreements have no term and will continue until terminated under the provisions of the agreements.

Litigation
----------
The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matter will have a material effect on the Company's financial position or results of operations.


NOTE  8  -  SHAREHOLDERS'  DEFICIT

Preferred  Stock
----------------
The Company has 50,000,000 authorized shares of non-voting preferred stock with a $0.0001 par value. The preferred stock may be issued in series, from time to time, with such designations, rights, preferences, and limitations as the Board of Directors may determine by resolution. The Company did not have any preferred stock issued and outstanding at December 31, 2003.

Common  Stock
-------------
During the three months ended March 31, 2004, the Company completed the following transactions:

- In January and February 2004, the Company entered into employment agreements with its President and its Chief Marketing Officer at annual salaries of $180,000 and $125,000, respectively. In addition, each officer was granted 2,000,000 restricted, unregistered shares of common stock and options to purchase 2,000,000 and 1,500,000 shares of common stock, respectively, at exercise prices equal to the Company's stock price on the date of the employment agreement. The stock vests over one year from the date of employment agreements. The Company recorded deferred compensation of $5,460,000 for the value of the shares. The Company recorded compensation expense of $676,667 for the value of the shares vested during the three months ended March 31, 2004.

- issued 25,170 shares of common stock to a third party for services rendered valued at $37,000.

- recorded compensation cost of $170,000 for the value of stock options granted to employees at exercise prices less than the Company's stock price on the date of grant

During the year ended December 31, 2003, the Company completed the following transactions:

- issued 2,100,000 shares of common stock for cash totaling $700,000. Offering costs were not incurred in connection with this transaction.

- issued 1,166,667 units for an aggregate of cash proceeds of $1,750,000. This offering is being conducted pursuant to Regulation D and Regulation S as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933. Each unit consists of two shares of the Company's common stock and one warrant to purchase one share of the Company's common stock at a purchase price of $1.50 per unit. The warrants vest immediately and expire two years from the date of grant. As offering costs, the Company issued warrants exercisable into 233,333 shares of the Company's common stock at an exercise price of $1. The warrants vest immediately and expire two years from the date of grant. The value of the warrants was determined to be immaterial.

- issued 400,000 shares of common stock for cash proceeds of $200,000. This offering is being conducted pursuant to Regulation D as adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933.

-------------
- issued 3,720,000 shares of common stock valued at $1,004,305 to employees of the Company as compensation. These shares became fully vested as part of the reverse merger in December 2003.

- issued 500,000 shares of common stock to a third party for services rendered valued at $17,500.

- issued 12,385,714 shares of common stock for the conversion of loans from officers/shareholders and accrued interest payable totaling $481,021

During the year ended December 31, 2002, the Company completed the following transactions:

- issued 7,923,448 shares of common stock for the conversion of a note payable of $152,300.

- issued 2,310,000 shares of common stock valued at $80,850 to employees of The Company as compensation.

- canceled 1,000,000 shares of common stock that were transferred to a Board advisor as a result of terminating this individual's position on the Board.

During the year ended December 31, 2001, the Company completed the following transactions:

- issued 50,000 shares of common stock to a third party for services rendered valued at $200.

- issued 35,667 shares of common stock for the conversion of a note payable of $5,350.

-     redeemed  1,025,000  shares  of  common  stock  in  exchange  for  $2,662.

- issued 450,000 shares of common stock upon the exercise of stock options on a cashless basis.

During the year ended December 31, 2000, the Company completed the following transactions:

- issued 20,000 shares of common stock to a third party for services rendered valued at $1,020.

-------------
- issued 2,000,000 shares of common stock upon the exercise of stock options on a cashless basis.

- granted 500,000 stock options as payment for services rendered by third parties valued at $3,400.

- issued 3,239,112 shares of common stock for cash totaling $284,139. Offering costs consisting of cash of $10,742 and 150,000 shares of common stock valued at $22,500 were incurred in connection with these transactions.

During the period from June 18, 1999 (inception) to December 31, 1999, the Company completed the following transactions:

- issued 29,281,406 shares of common stock for the conversion of notes payable to officers of $39,813.

- issued 4,130,000 shares of common stock for cash totaling $5,616. Offering costs were not incurred in connection with this transaction.

Employee  Stock  Options
------------------------
In February 2003, the Company granted stock options to purchase 14,886,702 shares of common stock to certain officers of the Company. The stock options have an exercise price of $0.035, which was assumed to be equal to the Company's stock price on the date of grant. The options vest immediately and expire five years from the date of grant.

The following summarizes the stock options transactions under the stock option plans:

                                                                   Weighted-
                                                                    Average
                                                  Stock Options     Exercise
                                                   Outstanding       Price
                                                -----------------  ----------
Outstanding, June 18, 1999 (inception through
    December 31, 2002. . . . . . . . . . . . .                  -  $        -
         Granted . . . . . . . . . . . . . . .         14,886,702  $    0.035
                                                -----------------  ----------

  Outstanding, December 31, 2003 . . . . . . .         14,886,702  $    0.035

  Granted (unaudited). . . . . . . . . . . . .          4,342,500  $    1.345
                                                -----------------  ----------

  OUTSTANDING, MARCH 31, 2004 (UNAUDITED). . .         19,229,202  $    0.331
                                                =================  ==========

  EXERCISABLE, DECEMBER 31, 2003 . . . . . . .         14,886,702  $    0.035
                                                =================  ==========

  EXERCISABLE, MARCH 31, 2004 (UNAUDITED). . .         14,886,702  $    0.035
                                                =================  ==========

------------------------
The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties.

The weighted-average fair value of options granted during year ended December 31, 2003 for which the exercise price equals the market price on the grant date was $0.03, and the weighted-average exercise price was $0.035. No stock options were granted during the year ended December 31, 2003 for which the exercise price was less than or greater than the market price on the grant date.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.


NOTE  9  -  INCOME  TAXES

The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 2003 and 2002 as follows:

                                                  2003     2002
                                                 -------  -------
  Statutory regular federal income benefit rate   (34.0)%  (34.0)%
  State income taxes, net of federal benefit. .    (5.8)    (5.8)
  Change in valuation allowance . . . . . . . .    39.6     39.7
  Other . . . . . . . . . . . . . . . . . . . .     0.2      0.1
                                                 -------  -------

    TOTAL . . . . . . . . . . . . . . . . . . .       -%        -%
                                                 =======  =======

The components of the deferred income tax assets (liabilities) at December 31, 2003 were as follows:

  Net operating loss carry-forwards  $1,770,100
  State taxes . . . . . . . . . . .    (161,500)
  Accrued payroll . . . . . . . . .     536,300
                                     -----------

                                      2,144,900
  Valuation allowance . . . . . . .   2,144,900
                                     -----------

    TOTAL . . . . . . . . . . . . .  $        -
                                     ===========

The valuation allowance increased by approximately $1,530,000 during the year ended December 31, 2003. As of December 31, 2003, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $4,131,900 and $4,131,900, respectively. The net operating loss carryforwards begin expiring in 2020 and 2010, respectively. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.


NOTE  10  -  RELATED  PARTY  TRANSACTIONS

Loans  from  Officers/Shareholders
----------------------------------
Loans from officers/shareholders at December 31, 2003 consisted of loans from several officers/shareholders throughout the year to finance the Company's operations. At December 31, 2003, $149,825 was due to the officers/shareholders for these services.

Loans from officers/shareholders at March 31, 2004 consisted of loans from several officers/shareholders to finance the Company's operations. At March 31, 2004, $374,428 were due to the officers/shareholders.

Note  and  Warrant  to  Shareholder
-----------------------------------
On March 11, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 100,000 shares of the Company's common stock for gross proceeds of $250,000. The note earns interest at 10% per annum, and the principal and any unpaid interest is due on March 11, 2005.

Each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount was calculated at $51,587 and will be recognized as interest expense over the period until the note matures or is converted.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS  (CONTINUED)

-----------------------------------
In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment. During the quarter ended March 31, 2004, the Company recognized $2,827 in interest expense related to the accretion of the debt discount.


NOTE  11  -  SUBSEQUENT  EVENTS

Note  and  Warrant  to  Shareholder
-----------------------------------
On April 26, 2004, the Company entered into a promissory note agreement and a warrant agreement with a shareholder to purchase 75,000 shares of the Company's common stock for gross proceeds of $150,000. The note earns interest at 8.5% per annum, and the principal and any unpaid interest is due on July 25, 2004.

Each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share, and expires two years from the date of issuance. The Company allocates the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants as a debt discount will be recognized as interest expense over the period until the note matures or is converted. In the event the debt is settled prior to the maturity date, an expense will be recognized based on the difference between the carrying amount and the amount of the payment.

     Loans  from  Officers/Shareholders
     ----------------------------------
During May 2004, the Company received a loan from a shareholder for $95,000 due May 13, 2005 bearing interest at a rate of 8% per annum. Upon repayment of the loan, the Company will issue warrants to purchase 47,500 shares of common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. The loan plus accrued interest was repaid on June 1, 2004.

     Advisory  Agreement
     -------------------
On May 18, 2004, the Company entered into an Exclusive Advisory Agreement with a third party pursuant to which the third party agreed to act as a business advisor to the Company with respect to equity and debt financings, strategic planning, mergers and acquisitions, and business development activities. Upon the execution of the agreement, the Company issued warrants to purchase 5,439,501 shares of common stock, which equaled 4.99% of the shares of the Company's common stock then outstanding, on a fully diluted basis. The warrants have an exercise price of $2.00 per share and a term of five years from the date of issuance.

     Equity  Distribution  Agreement  and  Securities  Purchase  Agreement
     ---------------------------------------------------------------------
On May 19, 2004, the Company entered into an Equity Distribution Agreement with a third party. Under the Equity Distribution Agreement, the Company may issue and sell common stock for a total purchase price of up to $20,000,000. The purchase price for the shares is equal to their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum advance amount of $750,000, with no advance occurring within seven trading days of a prior advance. The third party received a one-time commitment fee of 925,234 shares of the Company's common stock and is paid a fee equal to 5% of each advance, which is retained from each advance.

In addition, on May 19, 2004, the Company entered into a Securities Purchase Agreement with the same third party. Under the Securities Purchase Agreement, the third party is obligated to purchase an aggregate of $1,500,000 principal amount of the Secured Debenture from the Company. On May 26, 2004, the third party purchased a Secured Debenture for $750,000 and is obligated to purchase an additional $750,000 principal amount of the Secured Debenture upon the filing by the Company of a registration statement relating to the shares of common stock resulting from a conversion of the Secured Debenture. The Secured Debenture accrues interest at a rate of 5% per year and matures three years from the issuance date. The Secured Debenture is convertible into the Company's common stock at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the lowest closing bid price of the common stock during the five trading days immediately preceding the conversion date. The debenture is secured by all of the assets of the Company. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price similar to the terms described above. The Company has the right to redeem the debenture upon 3 business days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 50,000 shares of common stock for each $100,000 redeemed, with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

     Placement  Agent  Agreement
     ---------------------------
On May 19, 2004, the Company entered into a Placement Agent Agreement with a registered broker-dealer. Pursuant to the Placement Agent Agreement, the Company paid a one-time placement agent fee of 9,346 restricted shares of common stock equal to approximately $10,000 based on the Company's stock price on May 19, 2004.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT NS8CORPORATION EXCEPT THE
INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

This prospectus does not constitute an offer to sell, or   ----------------------
a solicitation of an offer to buy any securities:

                                                           PROSPECTUS
    |_|  except the common stock offered by this
         prospectus;                                       ---------------------

    |_| in any jurisdiction in which the offer or solicitation is not authorized;

    |_|  in any jurisdiction where the dealer or other. .  33,746,226 SHARES OF COMMON STOCK salesperson is not qualified to make the offer
         or solicitation;

    |_| to any person to whom it is unlawful to make the NS8 CORPORATION offer or solicitation; or

    |_|  to any person who is not a United States
         resident or who is outside the jurisdiction of
         the United States.
                                                                                              __________, 2004

The  delivery  of  this prospectus or any accompanying sale does not imply that:

    |_| there have been no changes in the affairs of NS8 Corporation after the date of this prospectus; or

    |_| the information contained in this prospectus is correct after the date of this prospectus.

Until _________, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of NS8Corp from and against  certain  claims  arising  from or related  to future  acts or omissions
as  a  director   or  officer  of  NS8Corp.   Insofar  as  indemnification  for
liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NS8Corp pursuant to the foregoing, or otherwise, NS8Corp has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. NS8Corp will pay all expenses in connection with this offering.

     Securities and Exchange Commission Registration Fee  $ 4,574.94
     Printing and Engraving Expenses . . . . . . . . . .  $ 2,500.00
     Accounting Fees and Expenses. . . . . . . . . . . .  $15,000.00
     Legal Fees and Expenses . . . . . . . . . . . . . .  $50,000.00
     Miscellaneous . . . . . . . . . . . . . . . . . . .  $12,925.06

     TOTAL . . . . . . . . . . . . . . . . . . . . . . .  $85,000.00

ITEM  26.  SALES  OF  UNREGISTERED  SECURITIES

The Company was incorporated under the name Delivery Now Corp in the State of Delaware on October 3, 2000. On December 18, 2003, the Company merged with CanOnLine Global Media, Inc. (the "Merger"). In connection with the Merger, the Company changed its name to NS8 Corporation.

The following discussion relates to sales of unregistered securities involving the Company prior to the Merger:

In October 2000, the Company issued 25,000,000 shares of common stock to Michael
C. Conte, our former President, CFO and Chairman of the Board of Directors in exchange for the transfer from Mr. Conte of all the shares of BMW Messenger
Service, Inc. to the Company. Michael C. Conte, was affiliated with Paul B. Gottbetter, together they did accounting work as Gottbetter & Conte. Paul B. Gottbetter is the father of Adam Gottbetter, who is a partner in Gottbetter & Partners, LLP, our attorneys.

The Company issued 500,000 shares of common stock to KGL Investments, Ltd., the beneficial owner of which was Gottbetter & Partners, LLP, counsel to the Company. The shares were issued in exchange for $5,000 worth of legal services rendered (the shares were valued at $.10 per share).

From December, 2000 to December, 2001, the Company issued 14,950,000 shares of its common stock at $.01 per share, pursuant to a private offering to accredited investors and a limited number of sophisticated investors, for a total of $149,500.

In January, 2001, Michael Conte transferred 12,500,000 of his shares of his common stock valued at par value $.0001 per share to Brian Seinwels, an employee of the Company, pursuant to an option agreement.

In September, 2001, the Company issued 100,000 shares of common stock, valued at $.01 per share to Steve Katz, who was a director at the time.

In June 2001, the Company issued 50,000 shares of common stock, valued at $.01 per share to Kenneth Coder, who was a director and secretary at the time.

The following discussion relates to transactions involving CanOnline Global Media, Inc. ("CGMI") prior to the Merger and involving the Company following the
Merger:

The following table sets forth certain information regarding issuances of common stock in consideration for the conversion of debt:

 DATE OF              NAME OF          PRICE PER   NUMBER OF COMMON     AMOUNT OF
CONVERSION          SHAREHOLDER          SHARE       SHARES ISSUED     DEBT CONVERTED
5/25/2001     Ricardo  Rosado           $0.150            35,667        $  5,350
5/25/2002     Michael  O'Leary          $0.243           123,448        $ 30,000
5/25/2002     Martin  L.  Calvert       $0.003         4,100,000        $ 12,300
8/27/2002     Peter  Hogendoorn         $0.050         1,200,000        $ 60,000
10/23/2002    Peter  Hogendoorn         $0.020         2,500,000        $ 50,000
10/29/2003    David  Aisenstat          $0.500           100,000        $ 50,000
2/8/2003      David  Aisenstat          $0.035         2,857,143        $100,000
2/14/2003     Peter  Hogendoorn         $0.035         3,000,000        $105,000
4/1/2003      Ron and Mary Lou Calvert  $0.035           714,285        $ 26,021

The following table sets forth certain information regarding issuances of common stock in consideration for services rendered under contract:

     DATE       NAME                      PRICE PER   NUMBER OF COMMON  TOTAL CONSIDERATION
OF TRANSACTION  OF SHAREHOLDER              SHARE      SHARES ISSUED
     6/25/2001    Euro Partners Co. Ltd.  $        -           450,000  $                  -
    12/10/2001    Jim Falkner. . . . . .  $    0.004            50,000  $                200
     2/24/2004    George T. Cowan. . . .  $    1.470            25,170  $             37,000
     3/14/2003    Terry Fields . . . . .  $    0.035           500,000  $             17,500

The following table sets forth certain information regarding issuances of common stock in private placements made under section 4(2) and rule 506 of the Securities Act of 1933, as amended:

  DATE OF    NAME OF                           PRICE PER     NUMBER OF     CONSIDERATION
TRANSACTION  SHAREHOLDER                         SHARE     COMMON SHARES        PAID
             ISSUED
  4/15/2003  George Cowan                      $    0.250        200,000   $      50,000
  6/11/2003  Tempus Private Bank Ltd           $    0.250        400,000   $     100,000
  6/15/2003  Entrust Administration FBO:       $    0.250        400,000   $     100,000
             George Cowan #27740
  6/16/2003  Webster Mrak and Blumberg         $    0.250        400,000   $     100,000
             Profit Sharing Plan FBO: Richard
             Blumberg
  7/23/2003  Steve D. Normann                  $    0.500        100,000   $      50,000
  8/13/2003  Richard G. Pruner                 $    0.500        400,000   $     200,000
  8/28/2003  Keith Stadlman Trustee for:       $    0.500        200,000   $     100,000
             Sound Insurance Agency Inc
             Defined Benefit Pension Plan
  9/18/2003  Michelle Murphy                   $    0.500        100,000   $      50,000
 10/16/2003  S.L. Feldman Enterprises Ltd      $    0.500        200,000   $     100,000
 10/20/2003  Jeffrey G. Maxwell                $    0.500        100,000   $      50,000
 12/29/2003  Centrum Bank AG                   $    0.750      2,333,334(1)$   1,750,000

(1) Centrum Bank was also issued warrants to purchase 1,166,667 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance. Clarion Finance AG was issued warrants to acquire 233,333 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance as a fee in connection with this transaction.

On March 11, 2004, the Company received a loan from Turbo International, Inc. in the amount of $250,000. The loan is due on March 11, 2005 and bears interest at the rate of 10% per annum. Upon repayment of the loan to Turbo, the Company will issue to Turbo warrants to purchase 100,000 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance.

On April 26, 2004, the Company received a loan from 4Com Corporation in the amount of $150,000. The loan is due on July 25, 2004 and bears interest at the rate of 8.5% per annum. Upon the date of the loan with 4Com, the Company issued to 4Com warrants to purchase 75,000 shares of common stock at an exercise price of $1.00 per share with a term of two years from the date of issuance.

On May 13, 2004, the Company received a loan from Martin Calvert, a director, for $95,000. The loan is on due May 13, 2005 and bears interest at a rate of 8% per annum. Upon repayment of the loan to Martin Calvert, the Company will issue to Mr. Calvert warrants to purchase 47,500 shares of common stock at an exercise price equal to market price on the date the warrants are issued with a term of two years from the date of issuance. On June 1, 2004, the loan plus accrued interest was fully paid to Martin Calvert and the warrants were issued.

The following table sets forth certain information regarding issuances of common stock to employees in consideration for services:

  DATE OF    NAME OF                 PRICE PER   NUMBER OF COMMON     VALUE OF
TRANSACTION  SHAREHOLDER               SHARE          SHARES          SERVICES
                                                                      RENDERED
 10/25/2002    Maria Ruiz . . . . .  $    0.035            10,000  $          350
-----------  ----------------------  ----------  ----------------  --------------
 10/25/2002    Zubin Balsara. . . .  $    0.035           500,000  $       17,500
-----------  ----------------------  ----------  ----------------  --------------
 10/25/2002    Nicole Kranjic . . .  $    0.035           175,000  $        6,125
-----------  ----------------------  ----------  ----------------  --------------
 10/25/2002    Tiffany Jones. . . .  $    0.035           225,000  $        7,875
-----------  ----------------------  ----------  ----------------  --------------
 10/25/2002    Andrew Poystila. . .  $    0.035           200,000  $        7,000
-----------  ----------------------  ----------  ----------------  --------------
  11/8/2002    Timothy Fox. . . . .  $    0.035           250,000  $        8,750
-----------  ----------------------  ----------  ----------------  --------------
 12/11/2002    Leslie J. Ames . . .  $    0.035           300,000  $       10,500
-----------  ----------------------  ----------  ----------------  --------------
 12/18/2002    Carla Ullrich. . . .  $    0.035           225,000  $        7,875
-----------  ----------------------  ----------  ----------------  --------------
 12/18/2002    Ryan Christiansen. .  $    0.035           150,000  $        5,250
-----------  ----------------------  ----------  ----------------  --------------
 12/18/2002    Clayton Bell . . . .  $    0.035           275,000  $        9,625
-----------  ----------------------  ----------  ----------------  --------------
  2/21/2003    Nicole Krancj. . . .  $    0.035           125,000  $        4,375
-----------  ----------------------  ----------  ----------------  --------------
  2/21/2003    Timothy Fox. . . . .  $    0.035           250,000  $        8,750
-----------  ----------------------  ----------  ----------------  --------------
  2/21/2003    Zubin Balsara. . . .  $    0.035           500,000  $       17,500
-----------  ----------------------  ----------  ----------------  --------------
  2/21/2003    Andrew Poystilla . .  $    0.035           100,000  $        3,500
-----------  ----------------------  ----------  ----------------  --------------
  2/21/2003    Carla Ullrich. . . .  $    0.035           150,000  $        5,250
-----------  ----------------------  ----------  ----------------  --------------
  2/21/2003    Clayton Bell . . . .  $    0.035           200,000  $        7,000
-----------  ----------------------  ----------  ----------------  --------------
  2/21/2003    Ryan Christiansen. .  $    0.035           125,000  $        4,375
-----------  ----------------------  ----------  ----------------  --------------
  3/11/2003    Glen Gaupholm. . . .  $    0.035           250,000  $        8,750
-----------  ----------------------  ----------  ----------------  --------------
  3/11/2003    Meaghan McCallum . .  $    0.035            75,000  $        2,625
-----------  ----------------------  ----------  ----------------  --------------
  3/11/2003    Melanie Thomson. . .  $    0.035           275,000  $        9,625
-----------  ----------------------  ----------  ----------------  --------------
   5/3/2003    David Brett Rudd . .  $    0.250           200,000  $       50,000
-----------  ----------------------  ----------  ----------------  --------------
   6/4/2003    Shazron Abdullah . .  $    0.250           175,000  $       43,750
-----------  ----------------------  ----------  ----------------  --------------
   6/4/2003    Nathan Robb. . . . .  $    0.250            50,000  $       12,500
-----------  ----------------------  ----------  ----------------  --------------
  6/10/2003    Kerri Hayden . . . .  $    0.250           175,000  $       43,750
-----------  ----------------------  ----------  ----------------  --------------
  7/17/2003    Stephane Vaudandaine  $    0.250           275,000  $       68,750
-----------  ----------------------  ----------  ----------------  --------------
  7/17/2003    Russ Davidson. . . .  $    0.250           100,000  $       25,000
-----------  ----------------------  ----------  ----------------  --------------
  7/17/2003    Agnieszka Zytniak. .  $    0.250           100,000  $       25,000
-----------  ----------------------  ----------  ----------------  --------------
  7/17/2003    Jaime Kwok . . . . .  $    0.250           125,000  $       31,250
-----------  ----------------------  ----------  ----------------  --------------
  7/17/2003    Donna Stacey . . . .  $    0.250           125,000  $       31,250
-----------  ----------------------  ----------  ----------------  --------------
  7/28/2003    Tyler Kraft. . . . .  $    0.500           125,000  $       62,500
-----------  ----------------------  ----------  ----------------  --------------
   9/8/2003    Andrew Andreev . . .  $    0.500           150,000  $       75,000
-----------  ----------------------  ----------  ----------------  --------------
   9/8/2003    Sasha Ahmadi . . . .  $    0.500           125,000  $       62,500
-----------  ----------------------  ----------  ----------------  --------------
  9/15/2003    Navrup Johal . . . .  $    0.500           125,000  $       62,500
-----------  ----------------------  ----------  ----------------  --------------
  9/27/2003    Kerri Hayden . . . .  $    0.500           125,000  $       62,500
-----------  ----------------------  ----------  ----------------  --------------
  9/27/2003    Melanie Thomson. . .  $    0.500           150,000  $       75,000
-----------  ----------------------  ----------  ----------------  --------------
 10/15/2003    Carla Ullrich. . . .  $    0.500           125,000  $       62,500
-----------  ----------------------  ----------  ----------------  --------------
 10/15/2003    Igor Kakhai. . . . .  $    0.500           100,000  $       50,000
-----------  ----------------------  ----------  ----------------  --------------
 10/15/2003    Vincent Sui. . . . .  $    0.500           100,000  $       50,000
-----------  ----------------------  ----------  ----------------  --------------
 10/15/2003    Joseph Wai . . . . .  $    0.500           100,000  $       50,000
-----------  ----------------------  ----------  ----------------  --------------
 10/15/2003    Ignatius Cheng . . .  $    0.500           100,000  $       50,000
-----------  ----------------------  ----------  ----------------  --------------
  1/29/2004    Thomas J. Routt. . .  $    1.330         2,000,000  $    2,660,000
-----------  ----------------------  ----------  ----------------  --------------
  2/20/2004    Marc Strauch . . . .  $    1.400         2,000,000  $    2,800,000
-----------  ----------------------  ----------  ----------------  --------------

The following table sets forth certain information concerning the sale by the Company of $600,000 of Convertible Debentures on January 28, 2003. The Debentures had an interest rate of 7.25% on a maturity date of January 28, 2004:

NAME                           INTEREST   DUE DATE    AMOUNT   CONVERSION PRICE                 DESCRIPTION
OF PURCHASER                     RATE                            PER SHARE($)
Ming Capital Enterprises Inc.      7.25%  1/28/2004  $100,000              0.035  Debentures repaid on December 12, 2003
Turf Holding Inc. . . . . . .      7.25%  1/28/2004  $100,000              0.035  Debentures repaid on December 12, 2003
Thomas Christen . . . . . . .      7.25%  1/28/2004  $100,000              0.035  Debentures repaid on December 12, 2003
Hans Schopper . . . . . . . .      7.25%  1/28/2004  $100,000              0.035  Debentures repaid on December 12, 2003
Peter Hogendoorn. . . . . . .      7.25%  1/28/2004  $100,000              0.035  Converted into 2,857,143 common shares
                                                                                  on October 24, 2003
David Aisenstat . . . . . . .      7.25%  1/28/2004  $100,000              0.035  Converted into  2,857,143 common shares
                                                                                  on October 24, 2003

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding NS8Corp so as to make an informed investment decision. More specifically,
NS8Corp had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise
had  the  requisite   sophistication   to  make  an   investment  in  the
Company's  securities.

ITEM  27.  EXHIBITS


EXHIBIT
  NO.
2.1      Agreement and Plan of Merger dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and
         NS8 CanOnline Global Media, Inc.

2.2      Correction Agreement dated November 3, 2003 among Registrant, DLVN Acquisition, Inc. and NS8
         CanOnline Global Media, Inc. 1

2.3      Certificate of Merger filed with Delaware Secretary of State 1

2.4      Certificate of Merger filed with Washington Secretary of State 1

3.1      Certificate of Incorporation

3.2      Amendment of Certificate of Incorporation-dated October 13, 2003

3.3      Amendment of Certificate of Incorporation-dated December 17, 2003 3

3.4      By-Laws 2

3.5      Amended By-Laws 2

5.1      Opinion of Gottbetter & Partners, LLP re: Legality

10.1     Stock Option Plan of 2001 2

10.2     Stock Option Plan of 2004

10.3     Employment Agreement of Peter Hogendoorn 4

10.4     Employment Agreement of Ricardo Rosado 4

10.5     Employment Agreement of Anthony Alda 4

10.6     Employment Agreement of Leslie J. Ames 4

10.7     Employment Agreement of Michael W. Waage 4

10.8     Employment Agreement of Brent S. Bysouth 4

----------------------
1 Previously  filed  in  Registrant's  Form  8-K/A  filed  on  January 31, 2004.
2 Previously  filed  in  Registrant's  Form  SB-2.
3 Previously  filed in Registrant's Form 10-KSB for the year ended September 30,
  2003
4 Previously  filed  in Registrant's Form 10-KSB for the year ended December 31,
  2003.


10.9     Employment Agreement of Thomas Routt 4

10.10    Employment Agreement of Marc Strauch 5

10.11    Standby Distribution Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners
         LP

10.12    Registration Rights Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP

10.13    Escrow Agreement dated May 19, 2004 among NS8Corp, Cornell Capital Partners LP, and Butler
         Gonzalez LLP

10.14    Placement Agent Agreement dated May 19, 2004 between NS8Corp and Newbridge Securities
         Corporation

10.15    Irrevocable Transfer Agent Instructions dated May 19, 2004 among NS8 Corporation, Butler Gonzalez
         LLP and Continental Stock Transfer & Trust Company

10.16    Securities Purchase Agreement dated May 19, 2004 among NS8Corp and Cornell Capital Partners, LP

10.17    Secured Convertible Debenture dated May 19, 2004 issued by NS8 Corp to Cornell Capital Partners, LP

10.18    Security Agreement dated May 19, 2004 between NS8Corp and Cornell Capital Partners LP

10.19    Escrow Agreement dated May 19, 2004 among NS8Corp, the Buyers and Butler Gonzalez, LP

10.20    Investors Registration Rights Agreement dated May 19, 2004 between NS8Corp and the Investors

10.21    Strategic Alliance Agreement dated May 19, 2004 between NS8 Corporation and BU-Solutions, LLC
         d/b/a Broadband Utility Solutions

10.22    Exclusive Advisory Agreement dated May 18, 2004 between NS8Corp and Maximum Ventures, Inc.

10.23    Common Stock Purchase Warrant dated May 18, 2004 issued to Maximum Ventures, Inc.

 23.1    Consent of Gottbetter & Partners, LLP     Included in Exhibit 5.1

 23.2    Consent of Independent Certified Public Accountants


5 Previously filed in Registrant's Form 10-QSB for the period ended March 31, 2004.

ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i)   Include  any  prospectus   required  by  Sections  10(a)(3)  of  the
Securities  Act  of  1933  (the  "Act");

      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on June 17, 2004.

Date:  June  17,  2004                         NS8  CORPORATION

                                               By:  /s/  Peter  Hogendoorn
                                                    ----------------------
                                               Name:     Peter  Hogendoorn
                                               Title:     CEO

In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:  June 17, 2004.  By:  /s/ Peter Hogendoorn
                            --------------------------------
                            Peter Hogendoorn, Director and
                            CEO (Principal Executive
                            Officer)

Date:  June 17, 2004   By:  /s/ Ricardo Rosado
                            --------------------------------
                            Ricardo Rosado, Chief Financial Officer, Chief Operating
                            Officer and Director

Date:  June 17, 2004   By:  /s/ Anthony Alda
                            --------------------------------
                            Anthony Alda, Chairman of the Board of
                            Directors

Date:   June 17, 2004  By:  /s/ Leslie J  Ames
                            --------------------------------
                            Leslie J  Ames, Director

Date:  June 17, 2004   By:  /s/ Martin L  Calvert
                            --------------------------------
                            Martin L  Calvert, Director

Date:  June 17, 2004   By:  /s/ Michael W  Waage
                            --------------------------------
                            Michael W  Waage, Director

Date:  June 17, 2004   By:  /s/ Brent R  Bysouth
                            --------------------------------
                            Brent  R  Bysouth, Director

Date:  June 17, 2004   By:  /s/ Thomas Routt
                            --------------------------------
                            Thomas Routt, Director